UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

METRETEK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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METRETEK TECHNOLOGIES, INC.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2007

To Our Stockholders:
     The Annual Meeting of Stockholders of METRETEK TECHNOLOGIES, INC. will be held at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, on Monday, June 11, 2007 at 9:00 a.m., local time, for the following purposes:
1.	To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

2.	To ratify the appointment of Hein & Associates LLP as Metretek’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
     These items of business are more fully described in the proxy statement accompanying this notice.
     Only Metretek stockholders of record as of the close of business on April 20, 2007 are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.
By Order of the Board of Directors,
Gary J. Zuiderveen
Vice President, Chief Financial Officer,
Principal Accounting Officer and Secretary
Wake Forest, North Carolina
April 27, 2007

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend, it is important that your shares be represented and voted at the annual meeting. You are requested to sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States, or to submit your proxy by using the telephone or the internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card. If you attend the annual meeting and so desire, you may revoke your proxy and vote your shares in person.

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METRETEK TECHNOLOGIES, INC.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587

PROXY STATEMENT
For The
2007 Annual Meeting of Stockholders
To Be Held June 11, 2007

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
     Metretek’s board of directors is providing these proxy materials to you in connection with the board’s solicitation of proxies for use at Metretek’s 2007 Annual Meeting of Stockholders, which will take place at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, on Monday, June 11, 2007 at 9:00 a.m., local time. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We began mailing this proxy statement, the accompanying proxy card and the notice of annual meeting on or about April 27, 2007.
What information is contained in this proxy statement?
     The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our corporate governance, the compensation of our directors and of our most highly paid executive officers in 2006, and certain other required information. Our Annual Report for the fiscal year ended December 31, 2006, notice of the annual meeting and a proxy card are also enclosed.
What proposals will be voted on at the annual meeting?
     Two proposals are scheduled to be voted on at the annual meeting:
•	the election of two directors for a three-year term, and

•	the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
     We will also consider any other business that properly comes before the annual meeting, although we are not aware of any as of the date of this proxy statement.
How does the board of directors recommend that I vote my shares?
     Our board of directors recommends that you vote your shares:
•	“FOR” the election of the two nominees to the board of directors, and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2007 fiscal year.
Who is entitled to vote at the annual meeting?
     Each holder of record of shares of our common stock as of the close of business on April 20, 2007, which we refer to as the record date, is entitled to vote at the annual meeting. You may vote all shares owned by you as of the record date, including shares that are (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner in street name though a broker, bank or other nominee. You may cast one vote for each share of common stock that you held on the record date. On the record date, 15,915,382 shares of common stock were outstanding and entitled to vote.

What is the difference between holding shares as a “stockholder of record” and in “street name”?
     These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” of those shares. As a stockholder of record, you have the right to grant your voting proxy or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
     If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, then you are considered the beneficial owner of those shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, which is considered the stockholder of record. As the beneficial owner, you have the right to direct the broker or other nominee how to vote, and are also invited to attend the annual meeting. However, because you are not the stockholder of record of those shares, you may not vote those shares in person at the annual meeting. Your broker or other nominee has enclosed or provided voting instructions for you to use in directing your broker or other nominee how to vote your shares.
Can I attend the annual meeting?
     You are entitled and invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares held in street name as of the record date.
Can I vote my shares in person at the annual meeting?
     If you are a stockholder of record as of the record date, you may vote your shares in person at the annual meeting. If you are a beneficial owner of shares held in street name as of the record date, you may vote your shares in person at the annual meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares at the annual meeting.
How can I vote my shares without attending the annual meeting?
     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy by one of the methods described below. Proxy cards must be received by the time of the annual meeting in order for your shares to be voted. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.
     By Internet—Stockholders of record with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on June 11, 2007. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for internet voting availability.
     By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on June 11, 2007. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.
     By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the annual meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Can I revoke or change my vote after I submit my proxy?
     You may revoke or change your vote by taking any of the following actions before your shares are voted at the annual meeting:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method),

•	delivering a written notice of revocation to our Secretary, or

•	attending the annual meeting and voting your shares in person, although attendance at the annual meeting will not in and of itself constitute the revocation of a proxy.
     For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee granting you the right to vote your shares, by attending the annual meeting and voting in person.
How will my shares be voted if I do not specify how they should be voted?
     If you sign and return your proxy card at or prior to the annual meeting without specifying how you want your shares to be voted, your shares will be voted as follows:
•	“FOR” the election of the two nominees to the board of directors; and

•	“FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2007 fiscal year.
What is the quorum requirement for the annual meeting?
     The quorum requirement is the minimum number of shares that must be present for us to hold and transact business at the annual meeting. For a quorum to exist, the holders of a majority of the shares of common stock outstanding as of the record date must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes, as discussed below, are counted as present for the purpose of determining the presence of a quorum.
How are broker non-votes, votes withheld and abstentions treated?
     Generally, “broker non-votes” occur on a matter when shares held of record by a broker or other nominee in street name for a beneficial owner are not voted on that matter because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote those shares on that matter. A broker or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of the independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, a broker may not be entitled to vote shares for a beneficial owner on certain non-routine items, absent instructions from the beneficial owner of such shares. Broker non-votes count for the purposes of determining whether a quorum exists but do not count as entitled to vote with respect to an individual proposal and thus have no effect on the outcome of any matter.
     Votes withheld and abstentions are deemed present at the annual meeting and are counted for the purposes of determining whether a quorum exists. Votes withheld will have no effect on the outcome of the election of directors. Abstentions on a matter will have the same effect as a vote against that matter.
What vote is required to approve each proposal?
     The directors will be elected by a plurality of the votes cast at the annual meeting, meaning that the two nominees for director that receive the highest number of “FOR” votes will be elected. The proposal to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the 2007 fiscal year requires the affirmative vote of a majority of those shares present in person or represented by proxy at the annual meeting and entitled to vote on that proposal.

What happens if additional matters are presented at the annual meeting?
     Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If any additional matters are properly presented for a vote at the annual meeting, the persons appointed as proxies in the proxy card will have the discretionary authority to vote or act thereon in accordance with their best judgment.
Who will count the votes?
     A representative from Computershare Trust Company, N.A., our transfer agent, will count the votes and serve as the inspector of election at the annual meeting.
What should I do if I receive more than one set of voting materials?
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are in more than one account. Please sign, date and return each proxy card and voting instruction card that you receive.
Who pays the costs of this proxy solicitation?
     We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, we may also solicit proxies in person or by mail, telephone, facsimile, electronic communication or other means of communication by our directors, officers and employees, but we will not provide any additional or special compensation for such soliciting activities. We will request that brokerage houses, banks, nominees, trustees and other custodians forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and, upon request, we will reimburse those custodians for their reasonable out-of-pocket expenses incurred in forwarding those materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table contains information regarding the beneficial ownership of our common stock as of April 20, 2007 (except as otherwise noted) by:
•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
     Unless otherwise indicated, the address of each person listed below is c/o Metretek Technologies, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent (2)
Gruber & McBaine Capital Management, LLC (3) 50 Osgood Place, Penthouse San Francisco, CA 94133	1,181,543	7.4
Independence Investments LLC (4) 160 Federal Street Boston, MA 02110	1,028,920	6.5
Austin W. Marxe and David M. Greenhouse (5) 527 Madison Avenue, Suite 2600 New York, NY 10022	1,009,664	6.3
DDJ Capital Management, LLC (6) 130 Turner Street Building 3, Suite 600 Waltham, MA 02453	969,389	6.1
Winslow Management Company, LLC (7) 99 High Street, 12th Floor Boston, MA 02110	835,100	5.2
W. Phillip Marcum (8)	663,301	4.1
Sidney Hinton (9)	386,726	2.4
A. Bradley Gabbard (10)	386,548	2.4
Anthony D. Pell (11)	152,064	1.0
Basil M. Briggs (12)	107,249	0.7
Kevin P. Collins (13)	89,276	0.6
John Bernard (14)	91,567	0.6
Daniel J. Packard (15)	49,000	0.3
All directors and executive officers as a group (10 persons)(16)	2,077,879	12.1

(1)	For purposes of this table, we have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of April 20, 2007 through the exercise of any stock option or other right. In addition, such shares are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Unless otherwise indicated in these notes, each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

(2)	The percentage ownership is based upon 15,915,382 shares of common stock outstanding as of April 20, 2007.
(3)	Information based, in part, upon Schedule 13G filed with the SEC on January 29, 2007 by Gruber & McBaine Capital Management, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold, indicating beneficial ownership as of December 31, 2006. GMCM is the general partner of Lagunitas Partners LP, an investment limited partnership. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM and have voting control and investment discretion over the securities held by Lagunitas. GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b). Includes shares held in accounts managed by GMCM over which GMCM has sole voting power and investment control. Also includes 80,081 shares that may be acquired upon the exercise of currently exercisable warrants. Does not include 89,914 shares that are owned by Mr. Gruber or his family members and controlled by him, or 76,964 shares owned by Mr. McBaine or his family members and controlled by him. Lagunitas is not a member of any group and disclaims beneficial ownership of the securities with respect to its ownership is reposited.
(4)	Information based upon Schedule 13G filed with the SEC on January 11, 2007 by Independence Investments LLC, indicating beneficial ownership as of December 31, 2006. According to such filing, Independence Investments has sole voting power over 863,840 shares and sole dispositive power over 1,028,920 shares, and accounts managed on a discretionary basis by Independence Investments are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares.
(5)	Information based upon Schedule 13G filed with the SEC on February 14, 2007 by Austin W. Marxe and David M. Greenhouse, indicating beneficial ownership as of December 31, 2006. Messrs. Marxe and Greenhouse share voting and investment power over 117,806 shares of common stock owned by Special Situations Cayman Fund, L.P., 31,623 shares of common stock owned by Special Situations Fund III, L.P., 434,951 shares of common stock owned by Special Situations Fund III QP, L.P., 217,147 shares of common stock owned by Special Situations Private Equity Fund, L.P., 14,800 shares of common stock owned by Special Situations Technology Fund, L.P., and 133,337 shares of common stock owned by Special Situations Technology Fund II, L.P. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc., which is the general partner of and investment adviser to Special Situations Cayman Fund. AWM also serves as the general partner of MGP Advisers Limited Partnership, which is the general partner of and investment adviser to Special Situations Fund III and the general partner of Special Situations Fund III QP. Messrs. Marxe and Greenhouse are also members of MG Advisers L.L.C., which is the general partner of Special Situations Private Equity Fund and SST Advisers L.L.C., which is the general partner of Special Situations Technology Fund and Special Situations Technology Fund II. AWM serves as the investment advisor to Special Situations Fund III QP, Special Situations Private Equity Fund, Special Situations Technology Fund and Special Situations Technology Fund II.
(6)	Information based, in part, on Amendment No. 11 to Schedule 13D filed with the SEC on November 15, 2006, by DDJ Capital Management, LLC, B III-A Capital Partners, L.P., GP III-A, LLC, The October Fund, Limited Partnership, October G.P., LLC, DDJ/Ontario Credit Opportunities Fund, L.P., GP DDJ/Ontario Credit Opportunities, L.P. and GP Credit Opportunities, Ltd., indicating beneficial ownership as of November 15, 2006. Includes 73,215 shares beneficially owned by B III-A Capital Partners, 211,418 shares beneficially owned by The October Fund, 42,480 shares beneficially owned by DDJ/Ontario Credit Opportunities Fund, 295,987 shares beneficially owned by an account for an institutional investor managed by DDJ, and 346,289 shares beneficially owned by DDJ High Yield Fund. GP III-A is the general partner of, and DDJ is the investment manager for, B III-A Capital Partners. October G.P. is the general partner of, and DDJ is the investment manager to, the October Fund. GP DDJ/Ontario Credit Opportunities L.P. is the general partner of, and DDJ is the investment manager of, the DDJ/Ontario Credit Opportunities Fund. GP Credit Opportunities Ltd. is the general partner of GP Credit Opportunities L.P. DDJ is the investment advisor to the account and the investment sub-advisor to the DDJ High Yield Fund.
(7)	Information based upon Schedule 13G filed with the SEC on January 29, 2007 by Winslow Management Company, LLC, indicating beneficial ownership as of November 16, 2006.
(8)	Includes 350,000 shares that may be acquired by Mr. Marcum upon the exercise of currently exercisable stock options.

(9)	Includes 195,000 shares that may be acquired by Mr. Hinton upon the exercise of currently exercisable stock options.
(10)	Includes 292,500 shares that may be acquired by Mr. Gabbard upon the exercise of currently exercisable stock options.
(11)	Includes 2,937 shares held by Mr. Pell’s wife. Also includes 85,915 shares that may be acquired by Mr. Pell upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 20, 2007.
(12)	Includes 64,000 shares that are owned jointly with Mr. Briggs wife. Also includes 8,186 shares that may be acquired by Mr. Briggs upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 20, 2007.
(13)	Includes 87,026 shares that may be acquired by Mr. Collins upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 20, 2007.
(14)	Includes 91,209 shares that may be acquired by Mr. Bernard upon the exercise of currently exercisable stock options.
(15)	Includes 39,000 shares that may be acquired by Mr. Packard upon the exercise of currently exercisable stock options.
(16)	Includes 1,234,779 shares that may be acquired upon the exercise of currently exercisable stock options or stock options exercisable within 60 days of April 20, 2007. See notes (8) through (15).

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     The board of directors currently consists of five members. The board is divided into three classes, designated as Class I, Class II and Class III, and members of each class serve staggered three year terms. The number of directors in each class is fixed to be as equal as possible, depending on the total number of members of the board of directors. Each director serves in office until the expiration of his term and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
     On April 16, 2007, W. Phillip Marcum, who had served as our President and Chief Executive Officer, and Mr. Gabbard, who had served as our Executive Vice President and Chief Financial Officer, retired from service as our executive officers and employees, except that Mr. Marcum will continue serving as our Chairman of the Board until the annual meeting. In conjunction with their retirements, Messrs. Marcum and Gabbard, who were our founders and have served on the board of directors since our incorporation, will not continue their service as directors after the annual meeting. Mr. Marcum, whose term expires at the annual meeting, is not seeking re-election to the board, and Mr. Gabbard, whose term was to expire in 2008, has submitted his resignation from the board effective as of the annual meeting. The board of directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has nominated Sidney Hinton, who on April 16, 2007 was appointed as Mr. Marcum’s successor as our President and Chief Executive Officer, to be elected to the board of directors at the annual meeting. The board of directors has decided not to fill the second vacancy prior to or at the annual meeting, and thus has authorized a reduction in the size of the board to four members commencing at the annual meeting. The board, upon the recommendation of the Nominating and Corporate Governance Committee, may seek to fill that vacancy after the annual meeting, but has no current plans, agreements or arrangements on any such appointment as of the date of this proxy statement. Provided that he is re-elected as a director at the annual meeting, Basil M. Briggs has been appointed by the board of directors to serve as its non-executive Chairman commencing at the annual meeting.
     The term of the Class I directors expires at the annual meeting. Accordingly, two Class I directors will be elected at the annual meeting, each to serve for a term of three years and until his successor is duly elected and qualified. Upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated Sidney Hinton, who is our newly-appointed President and Chief Executive Officer and who has not previously served on the board of directors, and Basil M. Briggs, who has served on the board of directors since 1991, to be elected as Class I directors. All other current members of the board of directors, other than Messrs. Marcum and Gabbard as discussed above, will continue in office until the expiration of their respective terms, as indicated below, and until their respective successors are duly elected and qualified.
     Each of the nominees has agreed to serve if elected. The board has no reason to believe that any of the nominees will be unable to serve. However, if a nominee should become unexpectedly unable to serve as a director, then the persons appointed as proxies in the accompanying proxy card intend to vote for such other nominee as the board of directors may designate, upon the recommendation of the Nominating and Corporate Governance Committee, unless the number of directors is reduced by the board of directors.
Nominees
     Class I — Term Expires in 2010
     Sidney Hinton, 44, has served as our President and Chief Executive Officer since April 16, 2007, and has served as the President, Chief Executive Officer and a director of PowerSecure since its incorporation in September 2000. Mr. Hinton also serves as the Chairman and Chief Executive Officer of each of PowerSecure’s subsidiaries. In 2000, he was an Executive-in-Residence with Carousel Capital, a private equity firm. In 1999, he was the Vice President of Market Planning and Research for Carolina Power & Light (now known as Progress Energy). From August 1997 until December 1998, Mr. Hinton was the President and Chief Executive Officer of IllumElex Lighting Company, a national lighting company. From 1982 until 1997, Mr. Hinton was employed in several positions with Southern Company and Georgia Power Company.
     Basil M. Briggs, 71, has served on our board of directors since June 1991and has been appointed to serve as our non-executive Chairman commencing at the annual meeting. Mr. Briggs has been an attorney in the Detroit, Michigan area since 1961, practicing law with Giarmarco, Mullins & Horton, P.C., since January 1997. He was of counsel with Miro,

Weiner & Kramer, P.C., from 1987 through 1996, and the President of Briggs & Williams, P.C., Attorneys at Law, from its formation in 1977 through 1986. Mr. Briggs was the Secretary of Patrick Petroleum Company, an oil and gas company, from 1984, and a director of Patrick Petroleum from 1970, until Patrick Petroleum was acquired by Goodrich Petroleum Company, an oil and gas company, in August 1995. From August 1995 until June 2000, he served as a director of Goodrich Petroleum.
Continuing Directors
     Class II — Term Expires in 2008
     Kevin P. Collins, 56, has served on our board of directors since March 2000. Mr. Collins has been a Managing Member of The Old Hill Company LLC, which provides corporate financial and advisory services, since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992 he served as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins also serves as a director of Key Energy Services, Inc., an oilfield service provider; The Penn Traffic Company, a food retailer; Mail Contractors of America Inc., a trucking company; and Deluxe Pattern, Inc., a designer of automotive components. Mr. Collins is a Chartered Financial Analyst.
     Class III — Term Expires in 2009
     Anthony D. Pell, 68, has served on our board of directors since June 1994. Mr. Pell is the President, Chief Executive Officer and a co-owner of Pelican Investment Management, an investor advisory firm that he co-founded in November 2001. He was the President and a co-owner of Pell, Rudman & Co., an investment advisory firm, from 1981 until 1993, when it was acquired by United Asset Management Company, and he continued to serve as an employee until June 1995. Mr. Pell was a director of Metretek, Incorporated until it was acquired by us in March 1994. He was associated with the law firm of Coudert Brothers from 1966 to 1968 and with the law firm of Cadwalder, Wickersham and Taft from 1968 to 1972, specializing in estate and tax planning. In 1972, Mr. Pell joined Boston Company Financial Strategies, Inc. as a Vice President and was appointed a Senior Vice President in 1975.
Vote Required
     The two nominees receiving the highest number of affirmative “FOR” votes cast by the holders of the shares of our common stock present, in person or by proxy, and entitled to vote at the annual meeting will be elected as Class I directors. Proxy cards properly signed and returned to us at or prior to the annual meeting will be voted “FOR” the election of the nominees listed above, unless contrary instructions are specified.
Recommendation
     The board of directors recommends that stockholders vote FOR the election to the board of directors of the persons listed above as the “Nominees”.

CORPORATE GOVERNANCE
     We have long believed that good corporate governance principles and practices provide an important framework to ensure that our company is managed for the long-term benefit of our stockholders. Our board of directors continually reviews its corporate governance practices in light of changes and developments in laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the listing standards of the American Stock Exchange, as well as best practices recommended by recognized authorities.
Corporate Governance Guidelines
     Our board of directors has adopted a set of Corporate Governance Guidelines, which are intended to formalize the corporate governance practices to which we adhere through our board of directors and committees of the board. Our board of directors reviews our Corporate Governance Guidelines at least annually, and from time to time may revise our Corporate Governance Guidelines to reflect new laws, regulations, requirements and evolving corporate governance practices. Our Corporate Governance Guidelines are available on our website at www.metretek.com under “Investor Info—Corporate Governance.”
Director Independence
     Under our Corporate Governance Guidelines and as required by the listing standards of the American Stock Exchange, we have established a policy that a majority of the members of our board of directors must be “independent.” In order to assist it in determining the independence of our directors, the board of directors has adopted a formal set of categorical standards, which we refer to as the standards of director independence, based upon the meaning of independent directors under applicable law, SEC rules and regulations (including Rule 10A-3 under the Securities Exchange Act of 1934) and the current listing standards of the American Stock Exchange. These standards of director independence are attached to this proxy statement as Appendix A. Under these standards of director independence, a director will only be considered independent if the board of directors affirmatively determines that the director has no direct or indirect material relationship with us, other than in his capacity as a director and a stockholder. In making such determinations, the board of directors considers all relevant facts and circumstances, including any transactions in which we participate and in which any director has any interest.
     Based upon these standards of director independence, the board of directors has affirmatively determined that of its current five members, each of its three non-management members (Basil M. Briggs, Anthony D. Pell and Kevin P. Collins) is independent. Accordingly, a majority of the members of the board of directors is independent under our standards of director independence. In addition, because these three non-management directors are also the only members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, all the members of those committees are also independent.
Meetings of the Board of Directors
     The board of directors meets regularly throughout the year and holds special meetings and acts by unanimous written consent whenever circumstances require. The board of directors held a total of 11 meetings during 2006. During 2006, each director attended more than 85% of the total number of meetings of the board of directors and of the committees of the board of directors on which he served, and the average attendance of all directors at all board and committee meetings exceeded 95%.
Committees of the Board of Directors
     Our board of directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership of each committee and its functions, duties and responsibilities are discussed below. Each committee operates under a written charter adopted by, and from time to time amended by, the board of directors. These committee charters are available on our website at www.metretek.com under “Investor Info—Corporate Governance.”
     Audit Committee
     The board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Anthony D. Pell (Chairman), Basil M. Briggs and Kevin P. Collins. The

board of directors has determined that each member of the Audit Committee is independent under our standards of director independence, under the current listing standards of the American Stock Exchange applicable to members of an audit committee and under Rule 10A-3 under the Exchange Act. The board of directors has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements and qualifies as an “audit committee financial expert”, as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee met 11 times during 2006.
     The purpose of the Audit Committee is to assist the board of directors in fulfilling its oversight and monitoring responsibilities relating to:
•	the integrity of our financial statements;

•	our auditing, accounting and financial reporting processes generally;

•	our system of internal control over financial reporting and disclosure controls and procedures;

•	our independent registered public accounting firm, including its engagement, compensation, qualifications, independence and performance; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee’s duties and responsibilities include:
•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly unaudited consolidated financial statements;

•	determining whether to recommend to the board of directors that our annual consolidated financial statements be included in our Annual Report on Form 10-K;

•	appointing and, when appropriate, terminating our independent registered public accounting firm;

•	reviewing and pre-approving the nature, scope and fee arrangements of the annual audit and non-audit services of our independent registered public accounting firm;

•	reviewing the independence of our independent registered public accounting firm;

•	reviewing the scope and the results of the annual audit of our consolidated financial statements by our independent registered public accounting firm;

•	reviewing and discussing with management, our internal accountants and our independent registered public accounting firm our accounting and financial reporting practices and procedures and the adequacy and effectiveness of our system of internal controls;

•	preparing the annual Audit Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders;

•	reviewing any transaction that involves a potential conflict of interest or a related person;

•	adopting procedures for the receipt, retention and treatment of employee concerns and complaints regarding accounting, internal controls or auditing matters; and

•	providing other assistance to the board of directors, as requested, with respect to our financial, accounting and reporting practices.
     The Audit Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Audit Committee Charter, as amended and restated by the board of directors on March 20, 2006, is available on our website at www.metretek.com under “Investor Info—Corporate Governance.” The Audit Committee Report is on page 41 of this proxy statement.

     Compensation Committee
     The board of directors has established a Compensation Committee. The members of the Compensation Committee are Basil M. Briggs (Chairman), Anthony D. Pell and Kevin P. Collins. The board of directors has determined that each member of the Compensation Committee is independent under our standards of director independence and under the current listing standards of the American Stock Exchange. The Compensation Committee met ten times during 2006.
     The primary purposes of the Compensation Committee are to review and approve the compensation of our executive officers and to oversee our compensation plans and policies generally. The Compensation Committee’s duties and responsibilities include:
•	reviewing and approving the compensation of our executive officers, including our Chief Executive Officer;

•	approving employment agreements for executive officers;

•	reviewing and approving the compensation of directors;

•	assisting the board of directors in administering and recommending changes to our stock and incentive compensation plans and programs;

•	reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on this review and discussion, recommending whether we include it in our proxy statement for our annual meeting of stockholders; and

•	preparing the annual Compensation Committee report required by the rules of the SEC to be included in our proxy statement for our annual meeting of stockholders.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities. In 2007, the Compensation Committee engaged the services of a compensation consultant, the Stanton Group, to assist it in reviewing the compensation package of Mr. Hinton, in light of his appointment as our new President and Chief Executive Officer, and the Compensation Committee is considering utilizing the Stanton Group to assist it in evaluating our executive compensation programs generally and establishing executive compensation for 2008. Additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation are contained in the Compensation Discussion and Analysis included below in this proxy statement.
     The Compensation Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Compensation Committee Charter, as amended and restated by the board of directors on January 18, 2007, is available on our website at www.metretek.com under “Investor Info—Corporate Governance.” The Compensation Committee Report is on page 24 of this proxy statement.
     Nominating and Corporate Governance Committee
     The board of directors has established a Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Kevin P. Collins (Chairman), Basil M. Briggs and Anthony D. Pell. The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under our standards of director independence and under the current listing standards of the American Stock Exchange. The Nominating and Corporate Governance Committee met three times during 2006.
     The principal duties of the Nominating and Corporate Governance Committee are:
•	identifying individuals qualified to become members of the board of directors;

•	recommending qualified individuals for nomination to the board of directors;

•	assessing and advising the board of directors with respect to its size, composition, procedures and committees; and

•	reviewing and evaluating our Corporate Governance Guidelines and principles and recommending to the board of directors any changes that it deems necessary.
     Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	developing and applying qualifications for board membership;

•	monitoring, and recommending to the board, committee functions;

•	recommending board committee assignments; and

•	reviewing governance-related stockholder proposals and recommending board responses.
     The Nominating and Corporate Governance Committee unanimously recommended the nominees standing for re-election at the annual meeting, which recommendation was unanimously approved by the board of directors.
     The Nominating and Corporate Governance Committee performs its functions and responsibilities under a formal written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter, as amended and restated by the board of directors on April 25, 2005, is available on our website at www.metretek.com under “Investor Info—Corporate Governance.”
Non-Executive Chairman
     In connection with the retirement of W. Phillip Marcum, who had served as our President and Chief Executive Officer until April 16, 2007 and will end his service as our Chairman of the Board at the annual meeting, the board of directors has appointed independent director Basil M. Briggs to serve as our non-executive Chairman commencing after the annual meeting. Sidney Hinton has served as our President and Chief Executive Officer since the retirement of Mr. Marcum. The board of directors has not adopted any formal policy on splitting the roles of Chairman and Chief Executive Officer, and will continue to evaluate the appropriate leadership structure of our company from time to time in the future.
Executive Sessions
     Executive sessions of independent directors, without any management directors or other members of management being present, are held at least twice a year, and more often if such directors deem appropriate. The sessions have been scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee, but after the annual meeting will be scheduled and chaired by our non-executive Chairman. Any independent director can request that additional executive sessions be scheduled.
Director Attendance at Annual Meetings of Stockholders
     The board of directors expects all directors to attend each annual meeting of stockholders, except where the failure to attend is due to unavoidable or unforeseeable circumstances. All members of the board of directors attended the 2006 annual meeting of stockholders.
Nominations of Directors
     Identifying and Evaluating Nominees for Director
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. In selecting candidates for nomination at an annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at that meeting desire and are qualified to continue their service on the board. The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the criteria for membership on the board, and who the Nominating and Corporate Governance Committee believes will continue to make important contributions to the board.
     If there are board positions for which the Nominating and Corporate Governance Committee will not be re-nominating a qualified incumbent, the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including board members, management, business contacts, professional search firms, stockholders and other appropriate sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the board of directors and to address the criteria for membership set forth below under “—Qualifications of Nominees for Director.” Candidates recommended by the Nominating and Corporate Governance Committee are subject to approval by the board of directors. The two nominees for election to the board of directors at the annual meeting were unanimously recommended by the Nominating and Corporate Governance Committee and unanimously nominated by the full board, based on their qualifications and their prior experience with us: Mr. Briggs has served on the board since 1991, and Mr. Hinton, President and Chief Executive Officer of PowerSecure since it was incorporated in 2000, was recently promoted to the positions of our President and Chief Executive Officer.
     Qualifications of Nominees for Director
     The Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors the requisite skills and characteristics of new board candidates in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. While the Nominating and Corporate Governance Committee has not established specific requirements regarding age, education or years of experience or specific types of skills for potential candidates, it has established certain criteria and qualifications that candidates for membership on the board of directors must possess. Except in limited and exceptional circumstances, each candidate to serve on the board of directors should have the following qualifications:
•	A reputation for high personal and professional integrity, strong moral character and adherence to our high ethical standards and the values.

•	The absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, and no other interests that would materially impair the candidate’s ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to us and our stockholders.

•	Holds or has held a recognized position of leadership in his community or the candidate’s field of endeavor, and has demonstrated high levels of achievement in the candidate’s community or field.

•	Business acumen and experience, inquisitiveness, strong analytical skills and the ability to exercise sound business judgment and common sense in matters that relate to our current and long-term objectives.

•	A general level of expertise and experience in our business areas.

•	The ability to read and understand basic financial statements and other financial information pertaining to us.

•	A commitment to understanding our company and our business, industry and strategic objectives.

•	The availability and a commitment to devote adequate time to the board and its committees and the ability to generally fulfill all responsibilities as a member of our board of directors, including to regularly attend and participate in meetings of the board, board committees and stockholders, in light of the number of other company boards on which the candidate serves and his other personal and professional commitments.

•	The willingness and ability to represent fairly and to act in the interests of all of our stockholders rather than the interests of any particular stockholder, special interest group or other constituency.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules and regulations.

•	The willingness to accept the nomination to serve as a member of our board of directors.
     The Nominating and Corporate Governance Committee will also consider the following additional factors in connection with its evaluation of each prospective nominee:
•	Whether the prospective nominee will foster a diversity of skills, experiences and backgrounds on the board.

•	Whether the prospective nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the incumbent director’s performance during his term, including the number of meetings attended, the level of participation, and overall contribution to us.

•	The composition of the board and whether the prospective nominee will add to or complement the board’s existing strengths.
     From time to time the Nominating and Corporate Governance Committee may identify certain other skills or attributes as being particularly desirable to help meet specific board needs that have arisen.
     Nominations by Stockholders
     The policy of the Nominating and Corporate Governance Committee is to consider properly submitted written nominations from stockholders for nominees for director. In general, persons properly recommended by stockholders as nominees for director are evaluated on the same basis as candidates recommended by other sources. Any such nominations made by stockholders must be submitted in compliance with the requirements for stockholder nominations set forth in our by-laws, which requirements are summarized below under “Stockholder Proposals,” and should include the following:
•	The name and address of the stockholder making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder;

•	The nominee’s name, age, address, number of shares of common stock owned beneficially and of record, principal occupation, employment, background, experience, education and qualifications for board membership;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

•	All other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected).
     Nominations by stockholders for director candidates must be addressed to:
Metretek Technologies, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attn: Corporate Secretary
Communications with the Board of Directors
     Any stockholder who wishes to communicate directly with the board of directors, any committee of the board or any specific director may do so by directing a written request addressed to such director or directors in care of our Corporate

Secretary at our principal executive offices. Communications directed to members of the board will be forwarded to the intended board members, unless such communication is deemed unduly hostile, threatening, illegal or otherwise unnecessary or inappropriate to forward, in which case our Corporate Secretary has the authority to discard the communication or to take appropriate action regarding such communication.
Codes of Ethics
     We have adopted two codes of ethics, each designed to encourage our directors, officers and employees to act with the highest level of integrity. These codes are available on our website at www.metretek.com under “Investor Info—Corporate Governance.”
     We have adopted the Metretek Technologies, Inc. Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior finance organization employees. The purpose of this Code of Ethics is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner
     We have also adopted the Metretek Technologies, Inc. Code of Business Conduct and Ethics, which is a code of conduct that applies to all of our directors, officers and employees. Under the Code of Business Conduct and Ethics, each officer, director and employee is required to maintain a commitment to high standards of business conduct and ethics. The Code of Business Conduct and Ethics covers many areas of professional conduct, including conflicts of interest, protection of confidential information, and strict adherence to laws and regulations applicable to the conduct of our business. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.
     If we make any amendment to, or grant any waiver from a provision of, either code of conduct with respect to any director, executive officer or senior financial officer, we will disclose the nature of such amendment or waiver on our website, in a Current Report on Form 8-K or both.
     We also have adopted procedures to receive, retain and treat complaints regarding accounting practices, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees customers, suppliers, stockholders and other interested persons of concerns regarding those matters.
Availability of Corporate Governance Documents
     Our Corporate Governance Guidelines, board committee charters and codes of ethics are available on our website at www.metretek.com under “Investor Info—Corporate Governance.” In addition, we will provide a copy of any of these corporate governance documents without charge upon written request addressed to us at Metretek Technologies, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Corporate Secretary.
Compensation Committee Interlocks and Insider Participation
     All members of the Compensation Committee are independent directors. No member of the Compensation Committee is or has ever been an officer or employee of us or of any of our subsidiaries, and no member has any relationship required to be disclosed pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or of the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or of the Compensation Committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Committee
     The Compensation Committee of our board of directors is responsible for establishing and administering the compensation program and policies for our executive officers as well as developing and monitoring our compensation program and philosophy for our employees generally. The Compensation Committee approves all compensation paid to our executive officers, establishes our compensation policies for our executive officers, reviews and approves our general compensation policies for our non-executive employees and also oversees the administration by the board of directors of our stock plan under which grants of stock options and restricted stock may be made to our executive officers and employees.
     Executive Compensation Philosophy and Objectives
     Our executive compensation philosophy is based on the belief that an effective compensation program is essential to attract, retain, motivate and reward highly qualified and industrious executives and ultimately to improve stockholder value. We believe we have developed an effective compensation program that entices outstanding talent to join our company, encourages professional growth in our officers and employees, rewards outstanding individual and corporate performance and creates a path towards corporate excellence. Our executive compensation program is intended to accomplish the following objectives:
•	to attract and retain highly talented and productive executive officers,

•	to provide incentives and rewards for our executive officers to be strong leaders and managers and to create superior performance and the achievement of important financial and strategic goals, and

•	to align the interests of our executive officers with the interests of our stockholders.
     To achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of four basic components:
•	base salary,

•	short-term incentive compensation in the form of annual cash bonuses,

•	long-term incentive compensation in the form of stock options and restricted stock, and

•	perquisites and general benefit programs.
     Our compensation program is designed to be performance-driven, which we believe is in the best interests of our stockholders, as well as in the best interests of our executives, employees and customers. We seek to design our compensation program with a goal of maximizing corporate performance and enhancing stockholder value.
     Compensation Committee Processes and Procedures; Role of Executives and Compensation Consultants
     The Compensation Committee makes all compensation decisions relating to our named executive officers. Annually, it reviews the base salaries, establishes the annual bonus and incentive compensation goals and arrangements and evaluates the long-term incentives compensation levels of our named executive officers. The Compensation Committee generally makes these critical annual compensation decisions in March of each year, to coincide with the reporting of, and to allow the Compensation Committee to have available the results of, the prior year’s annual consolidated financial results.
     During its annual review, the Compensation Committee considers the value of the overall role and contribution of each named executive officer, including the impact that the named executive officer has had on the achievement of our corporate performance and on our strategic, financial and operating goals. The Compensation Committee considers recommendations from our executive officers, especially our Chief Executive Officer, regarding the compensation of other executives. The Compensation Committee also seeks the recommendations of the president of each of our subsidiaries regarding the bonus arrangements for employees of that subsidiary. In considering such recommendations regarding compensation arrangements, the Compensation Committee exercises its discretion and authority in approving or modifying these recommendations. Our Chief Executive Officer is not present for any portions of meetings relating to his compensation, but from time to time he is present in meetings discussing the compensation of other executive officers. After considering these recommendations and making its own evaluation, the Compensation Committee establishes the base salary, annual bonus and incentive programs and targets and long-term compensation for the named executive officers.
     In setting the compensation for the named executive officers for fiscal 2007, the Compensation Committee reviewed tally sheets showing the executive’s current compensation, including equity and non-equity based compensation. In the past, the Compensation Committee has not utilized benchmarking or any peer company comparisons to establish executive compensation levels, although from time to time it has informally considered data regarding pay practices at other companies in assessing the reasonableness of compensation and ensuring that compensation levels remain competitive. It has been the belief of the Compensation Committee that due to the diversification, market niches and size of our company, it would be difficult to establish a meaningful peer group, and even if such were possible, the uniqueness of our business and our compensation incentive arrangements would not permit helpful comparisons. However, as discussed below, the Compensation Committee has retained a compensation consultant to provide advice on executive compensation matters in making future compensation decisions, and is considering utilizing peer company comparisons in those decisions. The Compensation Committee has not adopted a policy regarding the ratio of total compensation of the chief executive officer to that of our other executive officers, although compensation levels are reviewed and compared to ensure that appropriate pay equity exists in the opinion of the Compensation Committee.
     Until recently, the Compensation Committee had never engaged an outside consultant to advise it on executive compensation, because it has been the belief of the Compensation Committee that its members, with the assistance and recommendations of management, were best situated to make compensation decisions in light of our size, the service and experience of the members of the Compensation Committee and the executive officers and the nature of our business that did not provide for meaningful comparisons with other companies. However, in 2007, the Compensation Committee retained the Stanton Group, a nationally recognized executive compensation consulting firm, to provide its expertise to the Compensation Committee in reviewing Mr. Hinton’s current compensation and providing any recommendations on the appropriate compensation package for Mr. Hinton in his new role and with his new duties as our President and Chief Executive Officer. As of the date of this proxy statement, the Stanton Group had not made any recommendations and the Compensation Committee had not authorized any changes to Mr. Hinton’s compensation, although such recommendations and changes could be made in the future. The Compensation Committee is considering also utilizing the Stanton Group to perform a comprehensive review, including benchmarking and peer company comparison, of our entire executive compensation program, including base salaries, bonus and incentive compensation plans and arrangements and equity granting practices, for use by the Compensation Committee in evaluating and establishing executive compensation in 2008. However, the Compensation Committee did not engage the services of the Stanton Group for, and did not seek its expertise regarding any other executive compensation arrangements for, any named executive officer in setting 2007 compensation.
     The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon our executive officers and other management employees in order to assist the Compensation Committee in performing its duties. The Compensation Committee has authority under its charter to retain, approve fees for and terminate independent experts, consultants and advisors as it deems necessary to assist in the fulfillment of its responsibilities.
     Components of Executive Compensation
     Our Compensation Committee reviews our executive compensation program through the application of the subjective business judgment of each of its members and based upon the recommendations of our executive officers, especially our Chief Executive Officer, as well as from time to time through informal surveys of the executive compensation of other companies. The philosophy of our Compensation Committee is that the compensation and equity incentives of each officer should be significantly influenced by the executive officer’s individual performance, and accordingly a significant percentage of the total compensation and equity incentive package of each executive officer is contingent upon individual performance. Our Compensation Committee does not generally use a quantitative method or mathematical formula to set the elements of compensation for a particular executive officer, except for certain year-end cash incentive compensation awards. Our Compensation Committee uses discretion and considers all elements of an executive’s compensation package when setting each portion of compensation, based upon corporate performance and individual initiatives and performance.
     Our Compensation Committee does not set fixed percentages for allocating compensation between cash and non-cash components, but rather applies subjective discretion to the components for each individual. In addition, as our bonus programs are currently structured, all annual incentive compensation is payable in cash, and all long-term incentive compensation is payable in equity. In 2006, because there were no awards of stock or stock options to any named executive officers, nearly all of the compensation actually received by the named executive officers was in cash, although under SEC rules the Summary Compensation Table includes the value of stock option awards granted prior to 2006 that were treated as compensation expense during fiscal 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” For 2006, base salary accounted for approximately 35.8% of the total compensation of the named executive officers, while cash bonuses and cash incentive compensation accounted for approximately 57.9% of the total compensation of the named executive officers. Accordingly, cash accounted for approximately 93.7% of the total compensation of the named executive officers for 2006, as computed in accordance with the Summary Compensation Table.
     The principal factors that our Compensation Committee considered with respect to each named executive officer’s compensation package are summarized below. Our Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.
     Base Salary
     We establish base salaries for the named executive officers that are intended to provide them with sufficient, regularly-paid income to compensate them for their services rendered to us during the fiscal year. The base salary is intended to provide financial stability to executives in order to attract and retain qualified and experienced individuals. Base salaries are also used in measuring other compensatory opportunities, such as bonuses and incentive compensation arrangements, which are sometimes set at a percentage of base salary, and severance, which is often based in part upon a multiple of base salary.
     The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry and internal base salary comparability considerations. These base salaries are reviewed annually and may be adjusted in the discretion of the Compensation Committee, based upon the factors discussed in the previous sentence, as well as changes in the duties, responsibilities and functions of the executive officer, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.
     For 2006, the Compensation Committee authorized an increase in the base salaries of each of our named executive officers by an average increase of 17.3% over 2005 levels, reflecting a combination of superior individual performance by the named executive officers as well as our excellent corporate performance resulting in our highest net income in our history to that point. In 2007, our Compensation Committee also authorized an increase in the base salaries of each of our named executive officers, reflecting our outstanding corporate performance and record net income in 2006 and the excellent individual performances of each of the named executive officers that were critical factors in that high level of corporate performance. The average increase in base salaries for our named executive officers for 2007 was 16.7% over 2006, with the biggest increase being in Mr. Hinton’s base salary, reflecting the significant growth and profitability of PowerSecure over the prior year and the substantial increase in the scope, scale and complexity of PowerSecure’s operations over that period and the Compensation Committee’s assessment that Mr. Hinton should be paid at the same level as our Chief Executive Officer, to which office he was appointed on April 16, 2007. The average increase in the base salaries of the other named executive officers was 11.2% in 2007 over 2006, reflecting their contribution to our success in 2006 and their expected contributions in 2007. The Compensation Committee believes these increases in base salaries are a proper reflection of our excellent corporate performance during both 2005 and 2006 and the superior individual performance of the named executive officers during those years, as well as the expected continued high performance of our company and of the named executive officers during 2007.
     Annual Cash Bonuses and Incentives
     Overview. We grant bonuses to our named executive officers, sometimes based on performance metrics determined at the beginning of the fiscal year and sometimes based on discretionary measures of performance determined after the end of the fiscal year, depending on the nature of the executive’s position, role and duties. For executives in a position to significantly enhance our corporate performance, we give them the opportunity to earn annual incentive bonuses that are performance-driven in order to encourage them to focus on generating superior annual financial and operating results. For fiscal 2006, 57.9% of the total compensation, and 61.8% of the cash compensation, of our named executive officers was paid in the form of bonuses and annual incentive arrangements, meaning that a significant portion of their compensation for the year was at risk and tied to corporate performance.
     For fiscal 2006, we granted cash bonuses and annual incentive awards to all of our named executive officers. Depending on the named executive officer, these bonuses were paid either under established plans and arrangements relating to some metrics of our financial performance or on a discretionary basis as determined by the Compensation Committee, or were based upon some combination thereof. Factors considered by the Compensation Committee in determining discretionary annual cash bonuses are personal performance, corporate performance, level of responsibility and our achievement of corporate goals, as well as many of the same factors considered by the Compensation Committee and discussed above when it reviews and sets base salaries, except with a greater focus on the prior fiscal year.
     2006 Management Incentive Plan. In March 2005, the board of directors, upon the recommendation of the Compensation Committee, adopted a management incentive compensation plan, which was designed as a performance-based plan to provide incentives for our executives to lead us to meet selected corporate performance goals each year, and to reward those executives for the achievement of those performance goals. The management incentive plan provides for annual cash bonuses to such officers and key employees, and in such target amounts and based on such factors, such as individual performance and corporate performance goals, as are annually selected and fixed by the Compensation Committee. In the beginning of each year, the Compensation Committee determines the appropriate corporate objectives, the executives eligible for awards and the threshold and target awards and other formula for awards based upon the achievement of those corporate objectives. Under the management incentive plan, the maximum award for any fiscal year is 200% of an executive’s base salary.
     For fiscal 2006, the Compensation Committee established threshold and target levels for awards based upon our net income from continuing operations, as adjusted to exclude the effect of cash awards under the management incentive plan. For purposes of this discussion, we refer to that performance criteria as our adjusted operating income. Under the management incentive plan for 2006 as approved by the Compensation Committee, no payment was to be made unless our adjusted operating income achieved a minimum threshold level. At the threshold level of our adjusted operating income, which was approximately two times our fiscal 2005 adjusted operating income, Messrs. Marcum and Gabbard were to be paid a cash award equal to 40% of their base salary. If our adjusted operating income for 2006 exceeded the threshold level, the awards to Messrs. Marcum and Gabbard would be increased, by a corresponding percentage of their base salaries, until the target level of our adjusted operating income were achieved. At the target level of our adjusted operating income, which corresponded to $10 million net income from continuing operations, which was more than four times greater than our fiscal 2005 adjusted operating income, Messrs. Marcum and Gabbard would be entitled to receive an award equal to 125% of their base salaries. To the extent our adjusted operating income exceeded the target level, a bonus pool would be created in an amount equal to 15% of our adjusted operating income above that target level, and the Compensation Committee would have the discretion to allocate payments out of that bonus pool to such officers and key employees as the Compensation Committee deemed appropriate as compensation for services in 2006. It was the Compensation Committee’s intention in established the 2006 plan to allocate most of any bonus pool to Messrs. Marcum and Gabbard in addition to the target amount payable to them.
     Because our adjusted operating income for fiscal 2006 exceeded the target level, each of Messrs. Marcum and Gabbard received his target award in an amount equal to 125% of his base salary, and a bonus pool was created. From the bonus pool, the Compensation Committee awarded additional payments to Messrs. Marcum and Gabbard, as well as payments to other executive officers. Under the 2006 management incentive plan, the total amount paid, including target bonuses and bonuses allocated from the bonus pool, to Mr. Marcum was $647,995 and to Mr. Gabbard was $452,905. The cash awards paid to Messrs. Marcum and Gabbard under the management incentive plan for performance in 2006 are reflected under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The cash awards paid to other named executive officers from the bonus pool, as determined in the sole discretion of the Compensation Committee, are described below.
     Other 2006 Bonuses and Incentive Awards. Our other named executive officers also received cash bonuses for fiscal 2006. Sidney Hinton, who served as the President and Chief Executive Officer of PowerSecure in 2006, received a bonus established under his employment agreement in an amount equal to 7% of PowerSecure’s adjusted net cash flow. Mr. Hinton’s award is reflected under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. John D. Bernard, President and Chief Executive Officer of Southern Flow, received a bonus in an amount that was set in the discretion of the Compensation Committee based on the factors described above for bonuses generally, from the Southern Flow bonus pool for all employees, which bonus pool is fixed in an amount equal to five percent of Southern Flow’s net income, plus an allocation from the 2006 management incentive plan bonus pool. Daniel J.

Packard, President and Chief Executive Officer of Marcum Gas Transmission, which we refer to as MGT, received a bonus set in the discretion of the Compensation Committee based in part on the recommendation of the principals of Marcum Midstream 1995-2 Business Trust, which is managed by MGT. The bonuses paid to Messrs. Bernard and Packard are reflected under the column entitled “Bonus” in the Summary Compensation Table.
     2007 Bonuses and Incentive Awards. For 2007, we have not established incentive award arrangements under the management incentive plan, and do not intend to do so, due to the recent retirements of Messrs. Marcum and Gabbard. However, we may establish incentive award arrangements under the management incentive plan in future years. Mr. Hinton’s employment agreement provides for a bonus equal to 7% of PowerSecure’s adjusted net cash flow. Mr. Bernard will be entitled to receive a portion of the Southern Flow bonus plan, which is established at 5% of Southern Flow’s net income, as determined by the Compensation Committee. No other annual bonus or incentive award arrangements have been established for the named executive officers, as of the date of this proxy statement, but the Compensation Committee expects to consider awarding discretionary bonuses after the end of the year, based on the factors discussed above.
     Long-Term Incentive Compensation
     We provide long-term incentives to our executive officers primarily through grants of stock options, and occasionally through grants of restricted stock, under our 1998 Stock Incentive Plan. These grants are designed and intended to align the interests of our executive officers with those of our stockholders, by linking long-term incentive compensation with the creation of stockholder value, to provide an opportunity for increased equity ownership by executives, and to maintain competitive levels of executive compensation, thus providing executives with a significant incentive to manage us from the perspective of an owner with an equity stake in our company. Because of the direct relationship between the value of a stock option and the market price of our common stock, we believe that granting stock options is one of the best methods of motivating our executive officers to manage our company in a manner that is consistent with the interests of our stockholders. We also regard our stock option program as a key retention tool, and the Compensation Committee considers retention as an important factor in setting the vesting schedule for stock options.
     During fiscal 2006, we did not grant any options to purchase shares of common stock or restricted stock awards to the named executive officers, in light of their stock and option holdings, recent grants to them, and the remainder of their compensation packages. In the future, the Compensation Committee intends to review and consider the best methods for utilizing equity incentives to provide long-term equity compensation to our named executive officers, and expects to continue to grant stock options and restricted stock to the named executive officers, as well as potentially other equity-based forms of compensation, consistent with our compensation program and the factors discussed in this analysis. However, the Compensation Committee does not currently have any policy or guidelines on how to allocate the mix of stock options and restricted stock.
     Each stock option grant allows the executive officer to acquire shares of common stock at an exercise price per share equal to the closing sale price of the common stock on the date of grant, as reported on the American Stock Exchange, although in certain circumstances, the Compensation Committee may set an exercise price in excess of the closing sale price on the date of grant. All past stock option grants have been, and all future stock option grants will be, with an exercise price equal to or in excess of the closing sale price of our common stock on the date of grant. Each stock option expires after a fixed period from the date of grant, typically ten years. Each stock option becomes exercisable, either fully immediately upon grant or in installments over a period of years, historically two to four years, contingent upon the executive officer’s continued employment with us. Accordingly, the stock option grant will provide a return to the executive officer only if the executive officer remains employed by us during the vesting period, and then only if the market price of the underlying common stock appreciates. The Compensation Committee is considering changing the terms of future stock option awards to its executive officers to provide for a longer vesting period of three to five years, to provide for vesting in part on the basis of performance rather than solely on the basis of continued employment, or to provide for a shorter exercise period, but the Compensation Committee has not adopted any policy or made any final determination as to future awards.
     The number of shares of common stock that we award in each stock option grant is subjectively determined by the Compensation Committee primarily related to the executive officer’s anticipated contributions to our future success, the level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with us, the individual’s potential for increased responsibility and promotion over the option term and the individual’s personal performance in recent periods. The Compensation Committee also considers the number of unvested stock options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative stock option holdings of our executive officers.

     Practices Regarding the Grant of Stock Options and Other Equity-Based Awards
     We have adopted a policy relating to grants of equity awards, which generally formalizes our prior practices and procedures. That policy provides that all grants of stock options must have an exercise price that is no less than the fair value of our common stock on the date of grant, determined by reference to the closing sale price of our common stock on the date of grant as reported on the American Stock Exchange. We do not have any program, plan or practice of awarding options and setting the exercise price based on the price of the common stock on a date other than the grant date, or of determining the exercise price of option grants by using average prices or the lowest prices of our common stock in a period preceding, surrounding or following the grant date.
     In general, under our policy, we intend to grant awards of stock options to executives once a year, in March after we file our Annual Report on Form 10-K that includes our audited consolidated financial statements for the previous year, and we intend to grant awards of stock options to other employees twice a year, at the same time in March as grants to executives are made, and also in November after we file our third quarter Form 10-Q containing our unaudited financial statements through September 30, except in special cases. These timeframes were designed to ensure that stock grants would be made at regular, predetermined intervals and at a time when we have publicly disclosed all material information. We do not have any program, plan or practice to time the grant of stock options in anticipation of or in coordination with major announcements regarding earnings, guidance or other material non-public information. The 1998 Stock Incentive Plan prohibits the repricing of stock options. We also make grants to newly hired employees at other times, provided the grant occurs on or after the date they commence their employment with us. Under our policy, all grants of stock options must be made at meetings of the board of directors, which may be in person or telephonic, but not by written consent, and the grant date of the award is the date of the meeting.
     Perquisites and Other General Benefits
     We do not provide significant perquisites or personal benefits to our executive officers that are not otherwise available to all of our employees. We only provide our executive officers with personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior executives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. While the Compensation Committee considers these benefits and perquisites in making compensation decisions, they do not have a material influence on these decisions because they are a relatively insignificant portion of the total compensation of the executives.
     Some of our named executive officers are provided with the use of company automobiles intended primarily for business use, and we pay for their parking. In addition, we paid for country club memberships for some of our named executive officers for all or part of 2006, and may but have no policy to do so in the future for other named executive officers, because we believe club memberships provide an opportunity to build business and community relationships while promoting a healthy lifestyle. We do not own, lease, maintain or otherwise use any corporate aircraft, and our executives exclusively use commercial airlines for all air travel. We do not provide pension arrangements, post-retirement health coverage, or similar benefits to either our executives or our other employees. Our executive officers are also eligible to participate in medical plans, life insurance, disability and 401(k) benefit plans and programs generally available to employees on the same terms as all our employees. Periodically, our named executive officers attend company-related activities, such as sporting events or out-of town business meetings, in which we incur travel and other event-related expenses.
     The incremental cost of providing perquisites to our named executive officers is set forth in a separate table that is included in a footnote to the column entitled “All Other Compensation” in the Summary Compensation Table.
     Retirement Benefits
     Other than the severance and change in control arrangements set forth in specific written employment agreements with some of our named executive officers and the participation and matching contributions under our 401(k) plan, our named executive officers do not receive any deferred compensation or other retirement benefits from us, and we do not maintain any retirement or pension plans. Information regarding these severance and change in control arrangements for the named executive officers are discussed below under “Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”

     Management Transition and Agreements with Named Executive Officers
     On April 16, 2007, W. Phillip Marcum retired from his employment with us and resigned from his positions as our President and Chief Executive Officer, and A. Bradley Gabbard retired from his employment with us and resigned from his positions as our Executive Vice President and Chief Financial Officer. Until the annual meeting, Mr. Marcum will remain on the board of directors and serve as its Chairman and Mr. Gabbard will remain on the board of directors. We had previously entered into employment agreements with Messrs. Marcum and Gabbard, and in connection with their retirement and termination of employment, we entered into separation agreements and releases with them, which generally conformed to and were consistent with the provisions addressing their post-employment compensation arrangements in their employment agreements.
     Also on April 16, 2007, the board of directors appointed Sidney Hinton, who has served as the President and Chief Executive Officer of PowerSecure since it was incorporated, to the additional positions of our President and Chief Executive Officer. On that date, the board also appointed Gary J. Zuiderveen, who had previously served as our Vice President, Controller and Principal Accounting Officer, to the additional position of our Chief Financial Officer. In connection with those appointments, we entered into an employment agreement with Mr. Zuiderveen. We also entered into an amended and restated employment agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow.
     The employment agreements include change in control agreements and provisions providing for compensation after the termination of employment, but we have not entered into separate change in control agreements with any of our executives. Other than as specified in this section, we have not entered into any other employment or change in control agreements with any other named executive officers. Each of these employment agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances, including in the event of a “change in control”. The Compensation Committee believes that these severance and change in control arrangements are an important part of overall compensation for our named executive officers because they help to secure the continued employment and dedication of our executives, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
     A summary and discussion of these separation agreements and employment agreements is contained under “Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control.”
     Limitations on Tax Deductibility of Executive Compensation Under Section 162(m)
     From time to time we review and consider the tax and accounting laws, rules and regulations that may affect our compensation programs. However, the tax and accounting treatment of compensation has not been a significant factor in determining the amounts and types of compensation for our executive officers.
     Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation payable under the management incentive plan, and certain other compensation that the Compensation Committee may approve from time to time, may not meet the requirements of Section 162(m) and, therefore, amounts in excess of $1 million paid under that plan may not be deductible by us.
     The Compensation Committee intends to structure long-term incentive compensation granted to our executive officers through grants of stock options and restricted stock under our stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m).
     In the event that the Compensation Committee considers approving salary or bonus compensation in the future that could exceed the $1 million deductibility threshold, it will consider what actions, if any, should be taken to make such compensation deductible. The board of directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate.
     The $1 million threshold was exceeded in 2006 with respect to Messrs. Marcum and Hinton, principally as a result of their performance-based awards under the management incentive plan for 2006 for Mr. Marcum and the PowerSecure cash flow bonus for Mr. Hinton, but we do not believe this will have any material adverse effect on us for federal income tax purposes.
     The $1 million threshold will be exceeded in 2007 with respect to the post-employment compensation payable to Messrs. Marcum and Gabbard. We are evaluating the tax consequences of these payments and our ability to treat them as deductible compensation under Section 162(m), but our current position is that all or most of that compensation will be deductible for federal tax purposes.
     Recovery of Incentive Compensation in the Event of Financial Restatement
     Our Compensation Committee has not considered whether it would adjust or attempt to recover incentive compensation paid to any or all of our executive officers if the performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts of compensation payable or paid. However, the Compensation Committee would consider any such event when making future compensation decisions for executive officers who continued to be employed by us. In addition, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to any material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our Chief Executive Officer and Chief Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realized from the sale of securities during this 12-month period.
     Stock Ownership Guidelines
     While we have not adopted equity or other security ownership requirements or guidelines that specify any minimum amounts of ownership for our directors or our executive officers, we strongly encourage our officers and directors to maintain a significant equity stake in our company and to align their interests with those of our stockholders. We may consider adopting minimum stock ownership guidelines in the future.
     We have adopted policies regarding hedging the economic risk of common stock ownership. Officers and directors subject to our insider trading policy are discouraged from engaging in any short-term or speculative transactions regarding our common stock and from holding our common stock in a margin account or pledging our shares in a loan. In addition, our directors and executive officers are not permitted to purchase and sell, or sell and purchase, our common stock within any six month period, or to make any short sales of our common stock.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Basil M. Briggs, Chairman
Anthony D. Pell
Kevin P. Collins

Summary Compensation
     The following table contains information relating to the total compensation earned for services rendered to us in all capacities by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in fiscal 2006. We refer to these persons as our named executive officers.
Summary Compensation Table

						Non-Equity
						Incentive Plan	All Other
				Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards($)(2)	Awards($) (3)	($)(4)	($)(5)	Total ($)
W. Phillip Marcum(6) Chairman of the Board, President and Chief Executive Officer	2006	$373,077	$0	$36,666	$6,963	$647,995	$43,819	$1,108,520

A. Bradley Gabbard (7) Executive Vice President and Chief Financial Officer	2006	243,270	0	18,334	12,321	452,905	32,383	759,213

Sidney Hinton (8) President and CEO, PowerSecure	2006	312,981	0	11,000	0	806,000	29,316	1,159,297

John D. Bernard President and CEO, Southern Flow	2006	169,231	50,000	0	5,663	0	10,082	234,976

Daniel J. Packard President and CEO, MGT	2006	149,308	60,000	0	8,478	0	5,595	223,381

(1)	The amounts in this column reflect discretionary bonuses awarded by the Compensation Committee, including discretionary awards to Messrs. Bernard and Packard granted from the bonus pool created under the 2006 management incentive plan.

(2)	We did not grant any stock awards to the named executive officers during 2006. The amounts in this column reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), for the fair value of stock awards granted prior to fiscal 2006. Compensation expense is calculated based on the grant date fair value of the stock award based on the closing sale price of the common stock on the date of grant.

(3)	We did not grant any stock options to the named executive officers during 2006. The amounts in this column reflect the dollar amounts of compensation expense recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), for the fair value of options granted prior to 2006. Compensation expense is calculated based on the grant date fair value of the stock option awards, using the assumptions included in note 11, “Share-Based Compensation”, to our audited consolidated financial statements for fiscal 2006 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2007, excluding the impact of estimated forfeitures related to service-based vesting conditions.

(4)	The amounts in this column reflect cash payments to Messrs. Marcum and Gabbard under our 2006 management incentive plan for 2006 for the achievement of certain metrics related to our adjusted operating income and cash payments to Mr. Hinton under his employment agreement related to PowerSecure’s cash flow from operations in 2006.

(5)	The amounts in this column include the amounts we paid to or accrued on behalf of the named executive officers in fiscal 2006 related to the following:

		Group	Long-Term
	401(k)	Term Life	Disability	Health
	Matching	Insurance	Insurance	Insurance
Name	Contributions	Premiums	Premiums	Premiums	Perquisites
W. Phillip Marcum	$6,600	$1,980	$261	$5,336	$29,642
A. Bradley Gabbard	6,600	690	261	5,488	19,344
Sidney Hinton	6,600	882	184	7,777	13,873
John D. Bernard	6,126	862	286	2,808	(a	)
Daniel Packard	0	1,555	261	3,779	(a	)
The perquisites for Mr. Marcum included the gross amounts of lease payments on a company-owned automobile ($13,597), country club membership dues and fees ($13,500), parking and a building gym membership, including both business and personal use.

The perquisites for Mr. Gabbard included the gross amounts of lease payments on a company-owned automobile ($13,886), parking, country club membership dues and fees, professional dues and a building gym membership.

The perquisites for Mr. Hinton are lease payments on a company-owned automobile.

(a) The perquisites for each of Messrs. Bernard and Packard were less than $10,000 in the aggregate.

(6)	Mr. Marcum retired from his positions as President and Chief Executive Officer on April 16, 2007, and will retire from his position as Chairman of the Board on June 11, 2007.

(7)	Mr. Gabbard retired from his positions as our Executive Vice President and Chief Financial Officer on April 16, 2007.

(8)	Mr. Hinton was appointed as our President and Chief Executive Officer, in addition to his positions as President and Chief Executive Officer of PowerSecure, on April 16, 2007.

Grants of Plan-Based Awards
     The following table contains information regarding plan-based awards granted to our named executive officers in 2006. We did not grant any stock options or restricted stock awards to our named executive officers during fiscal 2006.
Grants of Plan-Based Awards

		Estimated Future Payouts
		Under Non-Equity Incentive
		Plan Awards(1)
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
W. Phillip Marcum	5-5-06	$150,000	$468,750	$750,000
A. Bradley Gabbard	5-5-06	98,000	306,250	490,000
Sidney Hinton (2)	N/A	—	191,000	—
John D. Bernard (3)	—	—	—	—
Daniel J. Packard (3)	—	—	—	—

(1)	The amounts in these columns represent the threshold, target and maximum payout levels that could have been earned during fiscal 2006 based upon the achievement of certain performance goals under our 2006 management incentive plan, except as otherwise discussed in note (2) below. No awards were available below the threshold performance level. At the threshold performance level, the executive would have received 40% of his base salary. The target amount represents the potential payout if our performance was at the targeted level. The maximum payout level, which is 200% of the executive’s base salary, represents the maximum amount of payout permitted under the management incentive compensation plan in any one year. The actual amount of incentive payments earned by Messrs. Marcum and Gabbard for fiscal 2006 under the 2006 management incentive plan is reported under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The Compensation Committee established threshold, target and maximum payout levels under the 2006 management incentive plan only for Messrs. Marcum and Gabbard, although it also established the possible creation of a bonus pool under which payments could be, and were, made to other named executive officers. However, because the selection of the recipients and the amount of the payments under that bonus pool were entirely within the discretion of the Compensation Committee and were not established until after the end of fiscal 2006, the amount of such payments are not included in this table but are included under the column entitled “Bonuses” in the Summary Compensation Table.

(2)	Under his employment agreement, Mr. Hinton receives incentive compensation equal to 7% of the adjusted cash flow from operations of PowerSecure. Under this provision of his employment agreement, there is no threshold, target or maximum payout levels. In accordance with SEC rules, the target amount in this table for Mr. Hinton is the amount of payout that Mr. Hinton would have received for fiscal 2006 if PowerSecure matched its fiscal 2005 performance. The actual amount of incentive payments earned by Mr. Hinton for fiscal 2006 from PowerSecure’s performance in fiscal 2006 is reported under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(3)	Although Messrs. Bernard and Packard received bonuses in part that were allocated from a bonus pool created by the Compensation Committee under our 2006 management incentive plan, because the selection of the recipients and the amount of payments under that bonus pool were entirely within the discretion of the Compensation Committee and were not established until after the end of fiscal 2006, the amount of such payments are not included in this table but are included under the column entitled “Bonuses” in the Summary Compensation Table.

Outstanding Equity Awards
     The following table contains information regarding the outstanding equity awards held by our named executive officers as of December 31, 2006.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
		Number of
		Securities			Number of	Market Value
	Number of Securities	Underlying			Shares or Units	of Shares or
	Underlying	Unexercised	Option		of Stock That	Units of Stock
	Unexercised	Options (#)	Exercise	Option	Have	That
	Options (#)	Unexercisable	Price	Expiration	Not Vested	Have
Name	Exercisable	(1)	($)	Date(2)	(#)(3)	Not Vested (4)
W. Phillip Marcum	50,000	—	$2.00	7/14/07	—	—
	200,000	—	1.50	6/19/11	—	—
	50,000	—	3.06	7/14/14	—	—
	100,000	—	6.65	12/05/15	—	—
	—	—	—	—	16,666	$205,325

A. Bradley Gabbard	12,500	—	4.63	9/07/09	—	—
	200,000	—	1.50	6/19/11	—	—
	25,000	—	3.06	7/15/14	—	—
	20,000	10,000	3.06	2/04/15	—	—
	25,000	—	6.65	12/05/15	—	—
	—	—	—	—	8,333	102,663

Sidney Hinton	20,000	—	6.88	6/15/10	—	—
	125,000	—	1.50	6/19/11	—	—
	25,000	—	4.22	9/26/15	—	—
	25,000	—	6.65	12/05/15	—	—
	—	—	—	—	5,000	61,600

John D. Bernard	1,875	—	2.00	4/09/08	—	—
	3,334	—	4.63	9/07/09	—	—
	11,000	—	1.50	6/09/13	—	—
	25,000	—	3.06	9/23/14	—	—
	25,000	—	4.22	9/26/15	—	—
	25,000	—	6.65	12/05/15	—	—

Daniel J. Packard	25,000	—	4.63	9/07/09	—	—
	5,000	—	3.55	3/25/14	—	—
	667	8,333	3.06	2/04/15	—	—

(1)	These stock options vest in full on February 4, 2007.

(2)	The right to exercise these stock options terminates the earlier of the Option Exercise Date listed in this column, 90 days after the termination of their service to us including service as an employee, director or consultant or one year after the date of their death or permanent disability.

(3)	These restricted shares of common stock all vested on January 1, 2007.

(4)	The amounts in this column were computed by multiplying the number of restricted shares of common stock that had not vested as of December 31, 2006 by the fair market value of the shares as of December 29, 2006, the last trading day of the year, based upon $12.32, the closing sale price of the common stock on that date, as reported on the American Stock Exchange.

Stock Option Exercises and Stock Awards Vested
     The following table contains information regarding stock options exercised by, and the vesting of stock options held by, the named executive officers in 2006.
Option Exercises and Stock Vested

	Option Awards		Stock Awards(1)
	Number of	Value	Number of
	Shares	Realized on	Shares	Value
	Acquired on	Exercise	Acquired on	Realized on
Name	Exercise (#)	($)(2)	Vesting (#)	Vesting ($)(3)
W. Phillip Marcum	—	—	16,666	$149,161

A. Bradley Gabbard	25,000	$331,149	8,333	74,580

Sidney Hinton	—	—	5,000	44,750

John Bernard	3,000	47,040	—	—

Daniel J. Packard	21,000	296,100	—	—

(1)	Reflects shares of restricted stock awarded on July 15, 2004, which vested in three equal installments on January 1, 2005, January 1, 2006, and January 1, 2007.

(2)	Based upon the difference between the fair market value of our common stock on the date of exercise, which was equal to the closing sale price of our common stock as reported on the American Stock Exchange on such date, and the exercise price of the stock option.

(3)	Because the restricted stock vested on January 1, 2006, which is a holiday, the fair market value of our common stock is based upon $8.95, the closing sale price of our common stock as reported on the American Stock Exchange on December 30, 2005, which was the last trading day before the stock vested.

Employment Agreements, Post-Employment Compensation and Potential Payments Upon Termination or a Change in Control
     Pension Benefits
     We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) defined contribution plan. In each plan year, we contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $6,600. All of our named executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions as set forth in the Summary Compensation Table.
     Non-Qualified Deferred Compensation
     We do not provide any non-qualified deferred contribution plans or other deferred compensation plans. In the future, our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation committee determines that doing so is in our best interests.
     Separation Agreements
     On April 16, 2007, we entered into separation agreements and releases with Mr. Marcum and with Mr. Gabbard in connection with their retirements. Each separation agreement outlined the terms and conditions of the former executive’s termination of employment, including but not limited to post-employment compensation, which generally conforms to the provisions of his employment agreement, as most recently amended and restated on March 30, 2006. The separation agreements were approved by the Compensation Committee.
     Under these separation agreements:
•	We will pay Messrs. Marcum and Gabbard severance payments, for a period of three years for Mr. Marcum and two years for Mr. Gabbard, on regular payroll dates in the aggregate amounts equal to $2,810,990, for Mr. Marcum, and $1,310,540 for Mr. Gabbard, equal to the sum of (i) their base salaries on the date of termination, plus (ii) one-third of their bonuses and annual incentive compensation in 2005 and 2006, counting 2006 twice. The severance payments will be payable as follows: $468,498 plus interest thereon of $11,712 to Mr. Marcum, and $327,635 plus interest thereon of $8,191 to Mr. Gabbard, will be payable on October 18, 2007, which will be the initial payment date, and the remainder will be payable in equal installments over the severance period on our regular payroll dates. These severance payments were required by, and were established in accordance with, the employment agreements of Messrs. Marcum and Gabbard, except that because the formula in those employment agreements permitted Messrs. Marcum and Gabbard to use the last three years of bonuses either before or including the year of termination, the Compensation Committee decided to substitute their 2006 bonuses for computation purposes instead of establishing a 2007 bonus arrangement, in light of our guidance that 2007 net income will exceed 2006 net income (excluding the effect of the restructuring charges associated with these retirements and the closing of the Denver office and the movement of our principal executive offices to Wake Forest, North Carolina), and the recognition of the effects of the performance of Messrs. Marcum and Gabbard.

•	We will pay to Messrs. Marcum and Gabbard the “incentive compensation” (as such term is defined in the employment agreements) payments required by the employment agreements in an aggregate amount of $4,400,000 to Mr. Marcum and $3,600,000 to Mr. Gabbard. We will pay the incentive compensation to Messrs. Marcum and Gabbard as follows: (i) we will pay $3,382,500 to Mr. Marcum and $2,767,500 to Mr. Gabbard (which amounts include interest at the simple rate of 5% per annum) on the initial payment date, and (ii) we will pay the remaining $1,100,000 to Mr. Marcum and the remaining $900,000 to Mr. Gabbard on June 15, 2008, plus interest at the simple rate of five percent (5%) per annum.

These incentive compensation payments are required under the Marcum and Gabbard employment agreements and were intended, when originally created in 1991, to provide incentives for Messrs. Marcum and Gabbard to align their interests with the interests of stockholders and to enhance stockholder value. The formula for these payments was ten percent (10%) of the excess of the fair market value of the common stock upon termination over $10.08, which was the initial public offering price attributable to the common stock, as adjusted for the 1998 1-for-4 reverse stock split, multiplied by the number of common stock equivalents outstanding. Only Messrs. Marcum and Gabbard were entitled to payments under the incentive compensation fund, which was triggered by their termination of employment.

The Compensation Committee set $15.00 as the fair market value of the common stock for purposes of determining the incentive compensation payable to Messrs. Marcum and Gabbard under their employment agreements. In establishing the fair market value of the common stock, the Compensation Committee received and relied upon a written opinion by Harris Williams & Co., dated April 16, 2007, to the Compensation Committee to the effect that, as of such date, based upon and subject to the assumptions made, matters considered and limits on review set forth in the Harris Williams opinion, the Compensation Committee’s determination, in connection with its administration of the incentive compensation fund, that the fair market value of the common stock is within the range of $14.00 to $16.00 per share represents a fair approximation of the fair market value of the common stock. Based on this opinion, the Compensation Committee set $15.00 per share, which was the midpoint of the valuation range opined upon in the Harris Williams opinion, as the fair market value of the common stock. The Compensation Committee then rounded the resulting incentive compensation amount down to the nearest million dollars ($8 million) and allocated it between Messrs. Marcum and Gabbard based on the same factors that the Compensation Committee uses in determining bonuses, as described above under “—Compensation Discussion and Analysis—Components of Executive Compensation.”

•	Messrs. Marcum and Gabbard have entered into consulting agreements with us, under which they have agreed to provide their consulting services to us, as requested by us, for up to 25 hours per month, cumulative up to 50 hours, for a total gross consulting fee of $8,000 per month for Mr. Marcum and $7,500 for Mr. Gabbard. The consulting period is three years for Mr. Marcum and two years for Mr. Gabbard. We will pay the consulting fee as follows: $49,200 to Mr. Marcum and $46,125 to Mr. Gabbard will be payable upon the initial payment date, and thereafter the consulting fee will be payable over the remainder of the consulting period on our regular payroll dates.

•	On April 24, 2007, we deposited into escrow accounts with Zions First National Bank, as escrow agent, the sum of $1,630,272 for Mr. Marcum and $1,303,880 for Mr. Gabbard pursuant to escrow agreements. These amounts represent the amounts payable to Messrs. Marcum and Gabbard on the initial payment date, less required tax withholdings. The escrowed funds will be released from escrow on the initial payment date and paid over to Messrs. Marcum and Gabbard by the escrow agent as payment, in part, of our obligations under the separation agreements on the initial payment date, without further instruction to the escrow agent by any person; provided, however, that (A) the escrowed funds will remain our property and subject to the general claims of creditors until the initial payment date, (B) we will bear the costs and expenses of the escrow agreements, (C) any interest on the escrowed funds remaining after the payment of such costs and expenses will be paid over to us on the initial payment date, and (D) the escrow agent must pay over the escrowed funds (without interest) to Messrs. Marcum and Gabbard on the initial payment date unless it is ordered or otherwise legally compelled to do otherwise by a court of competent jurisdiction or governmental or regulatory body or authority. In the event either Mr. Marcum or Mr. Gabbard does not timely receive the escrowed funds from the escrow account for any reason, then our obligations hereunder to make such payments will continue in full force and effect and we will be obligated to make such payments out of our own funds or other resources.

•	In the event that there is a “change in control” of our company, as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, then any severance payments, installments of incentive compensation or consulting fees that were then unpaid will become due and payable in full on the later of the initial payment date or the date of such change in control.

•	In the event we, for any reason, fail to make any payment due to Mr. Marcum or Mr. Gabbard under the separation agreements within 10 business days of the date it is due, including, without limitation, amounts to be paid out of the escrow account, then the rate of interest on such payment will increase to

18% per annum commencing on the due date of that installment and continuing at such rate until actual payment of such installment, and we will also pay a late fee in the amount of 5% of that installment.

•	All amounts payable to Messrs. Marcum and Gabbard are subject to applicable federal, state and local withholding taxes and other appropriate payroll deductions.

•	Messrs. Marcum and Gabbard will not receive any further coverage under our life insurance, disability or health care insurance programs or any other employee benefits after April 30, 2007.

•	We and Messrs. Marcum and Gabbard have agreed to mutually release each other from all general claims, subject to certain specified exceptions, and to mutual confidentiality and non-disparagement obligations.

•	Messrs. Marcum and Gabbard have agreed to cooperate with us in matters of management transition and in the defense of claims against or the prosecution of claims by us.

•	Messrs. Marcum and Gabbard have re-affirmed their non-competition, confidentiality and intellectual property rights obligations to us as set forth in their employment agreements.
     Employment Agreements
     Sidney Hinton. In November 2005, PowerSecure entered into an amended and restated employment and non-competition agreement with Sidney Hinton, who was then the President and Chief Executive Officer of PowerSecure and who in April 2007 was also appointed as our President and Chief Executive Officer. Mr. Hinton’s employment term continues until January 1, 2009, and is renewable for additional one-year renewal periods when the term expires, unless either PowerSecure or Mr. Hinton gives 30 days prior written notice of termination.
     The base salary under Mr. Hinton’s employment agreement is currently set at $420,000, subject to annual upward adjustments at the discretion of the board of directors (through the Compensation Committee). In addition to the base salary, Mr. Hinton’s employment agreement provides, among other things, for standard benefits commensurate with the management level involved, as well as an annual bonus of 7% of PowerSecure’s cash flow from operations.
     If Mr. Hinton’s employment is terminated for any reason, other than by us for “cause” (as defined in his employment agreement), including termination by death, by disability, by us without cause, by Mr. Hinton voluntarily, or due to the expiration of the employment term or any renewal period, then Mr. Hinton will be entitled to receive a severance package, payable over the subsequent two years, in the amount of two times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination, if he had remained employed, or, if greater, for the three years before the date of his termination. Under his employment agreement, Mr. Hinton is prohibited from competing with the business of PowerSecure or its affiliates for a period of two years after the termination of his employment. The employment agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.
     Mr. Hinton’s employment agreement also includes a change in control provision designed to provide for continuity of management in the event either Metretek or PowerSecure undergoes a change in control. If, within three years after a change in control, Mr. Hinton is terminated by PowerSecure for any reason other than for cause, or if Mr. Hinton terminates his employment for “good reason” (as such term is defined in Mr. Hinton’s employment agreement), then Mr. Hinton is entitled to receive a lump-sum severance payment equal to the amount of his severance package discussed above, together with certain other payments and benefits, including continued participation in PowerSecure’s insurance plans for a period of two years.
     John D. Bernard. In April 2007, Southern Flow entered into an amended and restated employment and non-competition agreement with John D. Bernard, the President and Chief Executive Officer of Southern Flow, that extended the term of Mr. Bernard’s employment and modified Mr. Bernard’s severance arrangement as provided in his previous employment agreement. As amended and restated, Mr. Bernard’s employment agreement provides for an employment term through December 31, 2009, and is renewable for additional one-year renewal periods when the term expires, unless either Southern Flow or Mr. Bernard gives 30 days prior written notice of termination. In addition, Mr. Bernard’s severance period and the post-employment non-competition period was extended to 18 months.

     The base salary under Mr. Bernard’s employment agreement, which is subject to annual upward adjustments at the discretion of the board of directors (through the Compensation Committee), is currently set at $190,000. In addition to the base salary, the employment agreement provides, among other things, for Mr. Bernard’s participation in Southern Flow bonus plans generally and for standard employee benefits.
     Under his amended and restated employment agreement, if Mr. Bernard’s employment is terminated by Southern Flow without “cause” (as defined in his employment agreement), then Mr. Bernard will be entitled to receive a severance package equal to one and one-half times the sum of Mr. Bernard’s most recent base salary plus his average bonuses for the three years before the year his employment terminates (or, if greater, the average bonuses for the year of termination plus the two prior years), payable over an 18 month period. Under his amended and restated employment agreement, Mr. Bernard is prohibited from competing with the business of Southern Flow or its affiliates for a period 18 months, matching his severance period. The employment agreement also contains certain restrictions on Mr. Bernard’s use of confidential information and use of inventions and other intellectual property.
     Mr. Bernard’s employment agreement also includes a change in control provision designed to provide for continuity of management in the event either Metretek or Southern Flow undergoes a change in control. If within three years after a change in control, Mr. Bernard is terminated by Southern Flow for any reason other than for cause, or if Mr. Bernard terminates his employment for “good reason” (as such term is defined in his employment agreement), then Mr. Bernard is entitled to receive a lump-sum severance payment equal to the severance package discussed above, together with certain other payments and benefits, including continued participation in of Southern Flow’s insurance plans for a period of 18 months, matching the period of his non-competition covenant discussed above.
     Gary J. Zuiderveen. In April 2007, we entered into an employment and non-competition agreement with Gary J. Zuiderveen, our Vice President, Chief Financial Officer, Principal Accounting Officer and Controller. Mr. Zuiderveen’s employment agreement provides for an employment term through December 31, 2009, and is renewable for additional one-year renewal periods when the term expires, unless either we or Mr. Zuiderveen gives 30 days prior written notice of termination. We had not entered into any prior employment agreement with Mr. Zuiderveen.
     The base salary under Mr. Zuiderveen’s employment agreement, which is subject to annual upward adjustment at the discretion of the board of directors (through the Compensation Committee), is currently set at $175,000. In addition to the base salary, the employment agreement provides, among other things, for Mr. Zuiderveen’s participation in our bonus plans generally and for standard employee benefits.
     If we terminate Mr. Zuiderveen’s employment without “cause” (as defined in his employment agreement), then Mr. Zuiderveen will be entitled to receive a severance package, payable over the subsequent year, in the amount equal to the sum of his most recent base salary plus his average annual bonus for the three years before the date of termination (or, if greater, for the year of his termination and the two prior years). Under his employment agreement, Mr. Zuiderveen is prohibited from competing with our business for a period of one year after the termination of his employment. The employment agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.
     Mr. Zuiderveen’s employment agreement also includes a change in control provision designed to provide for continuity of management in the event we undergo a change in control. If, within three years after a change in control, Mr. Zuiderveen is terminated by us for any reason other than for cause, or if Mr. Zuiderveen terminates his employment for “good reason” (as such term is defined in his employment agreement), then Mr. Zuiderveen is entitled to receive a lump-sum severance payment equal to the amount of his severance package discussed above, together with certain other payments and benefits, including continued participation in our insurance plans for a period of one year, matching the period of his non-competition covenant discussed above.
     Potential Payments Upon Termination or Change in Control
     The information below discusses the amount of compensation payable to each of the named executive officers in the event of the termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of the disability or death of the executive is shown below. Except with respect to Messrs. Marcum and Gabbard whose employment terminated April 16, 2007 and whose post-employment compensation was set forth in the separation agreements discussed above, the amounts of compensation payable upon termination assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment from us.
     We have entered into employment agreements with most of our named executive officers, which employment agreements provide for certain severance arrangements upon the termination of employment, including following a change in control. Severance arrangements for our named executive officers who have employment agreements operate on a double trigger basis, where the severance is payable after a change in control only if the officer’s employment terminates within three years thereafter because the employee is terminated by our successor without “cause” or by employee for “good reason.”
     Sidney Hinton. Under Mr. Hinton’s employment agreement, which is described above under "—Employment Agreements—Sidney Hinton,” Mr. Hinton will receive certain compensation upon the termination of his employment, including upon or after a change in control of Metretek or PowerSecure.
     In the event of the termination of Mr. Hinton’s employment due to his death or permanent disability, by us without cause, by Mr. Hinton voluntarily or upon the expiration without renewal of his employment agreement, then Mr. Hinton would be entitled to receive the following:
•	accrued and unpaid portions of his salary earned through the date of termination, payable upon termination;

•	bonuses and non-equity incentive compensation vested but unpaid on the date of termination, payable upon termination; and

•	the severance amount (as described and calculated in his employment agreement), payable over the 24 months following termination.
     Under Mr. Hinton’s employment agreement, the severance amount is an amount equal to two times the sum of his base salary in effect on the date of termination plus the greater of (i) the average of the cash flow bonus awarded to him for the prior three fiscal years, or (ii) the average of the cash flow bonus awarded to him for the prior two fiscal years and the cash flow bonus that would have been awarded to Mr. Hinton for the fiscal year in which his employment terminated if he had remained employed through the end of the fiscal year.
     In the event of the termination of Mr. Hinton’s employment, either by us or our successor without cause or by Mr. Hinton for good reason, within three years after a change in control of either Metretek or PowerSecure, then Mr. Hinton would be entitled to receive the same compensation as he would receive for the events described above, plus all stock options held by him at the time of termination would automatically vest and become exercisable, and Mr. Hinton would continue to participate in all life, accidental death, disability, medical dental and other insurance plans for two years after termination.
     In the event of the termination of Mr. Hinton’s employment by us for cause, then Mr. Hinton would only be entitled to receive the accrued and unpaid portions of his salary and bonus earned through the date of termination.
     If Mr. Hinton’s employment had terminated on December 31, 2006 due to Mr. Hinton’s death or permanent disability, by us without cause or by Mr. Hinton voluntarily, then Mr. Hinton would have received the following severance package under his employment agreement: (i) a lump sum of $306,000, representing the accrued and unpaid portion of his cash flow bonus for 2006, and (ii) $1,364,124, representing two times the sum of (a) $315,000, Mr. Hinton’s base salary in effect on that date, and (b) $367,062, representing the average annual cash flow bonus of Mr. Hinton in 2004, 2005 and 2006, which severance would have been payable over the subsequent two years.
     If Mr. Hinton’s employment had terminated on December 31, 2006 upon or after a change in control of Metretek or PowerSecure either by us without cause or by Mr. Hinton for good reason, Mr. Hinton would have received the same severance amount as in the foregoing paragraph, plus the continuation of life, disability and health care insurance for the subsequent two years at a company cost of $17,686, based upon 2006 rates without taking into effect any price increases.
     If Mr. Hinton’s employment had terminated on December 31, 2006 by us for cause, then Mr. Hinton would only have been entitled to receive a lump sum of $306,000, representing the accrued and unpaid portion of his cash flow bonus for 2006.

     John D. Bernard. Under Mr. Bernard’s employment agreement, as amended and restated on April 16, 2007, which is described above under “—Employment Agreements—Sidney Bernard,” Mr. Bernard will receive certain compensation upon the termination of his employment, including upon or after a change in control of Metretek or Southern Flow.
     In the event of the termination of Mr. Bernard’s employment due to his death or permanent disability, by Mr. Bernard voluntarily or upon the expiration without renewal of his employment agreement, then Mr. Bernard would be entitled to receive only accrued and unpaid portions of his salary earned through the date of termination and of any bonuses vested but unpaid on the date of termination, which would be payable upon termination.
     In the event of the termination of Mr. Bernard’s employment by us without cause, then Mr. Bernard would be entitled to receive the accrued and unpaid portions of his salary earned through the date of termination and of any bonuses vested but unpaid on the date of termination, which would be payable upon termination, as well as the severance amount (as described in his employment agreement), payable over the 18 months following termination. Under Mr. Bernard’s employment agreement, the severance amount is an amount equal to one and one-half times the sum of his base salary in effect on the date of termination plus the greater of (i) the average of the bonuses awarded to him for the prior three fiscal years, or (ii) the average of the bonuses awarded to him for the prior two fiscal years and any bonus that had been awarded to Mr. Bernard for the fiscal year in which his employment terminated.
     In the event of the termination of Mr. Bernard’s employment, either by us or our successor without cause or by Mr. Bernard for good reason, within three years after a change in control of either Metretek or PowerSecure, then Mr. Bernard would be entitled to receive the same compensation as he would receive upon his death or disability, plus all stock options held by him at the time of termination would automatically vest and become exercisable, and Mr. Hinton would continue to participate in all life, accidental death, disability, medical dental and other insurance plans for two years after termination.
     In the event of the termination of Mr. Bernard’s employment by us for cause, Mr. Bernard would only be entitled to receive accrued and unpaid portions of his salary and bonus earned through the date of termination.
     If Mr. Bernard’s employment had terminated on December 31, 2006, and if the terms of his employment agreement as later amended and restated had been in effect on that date, then Mr. Bernard would have received the following compensation for the following events of termination of employment (given that he had no accrued and unpaid salary or bonuses or unvested stock options on such date):
•	if due to his death or permanent disability, by Mr. Bernard voluntarily or by us for cause, then Mr. Bernard would not have received any post-employment compensation;

•	if due to termination by us without cause, then he would have received a severance under his employment agreement equal to $286,500, representing one and one-half times the sum of (a) $170,000, Mr. Bernard’s base salary in effect on that date, and (b) $21,000, representing the average annual bonus of Mr. Bernard in 2003, 2004 and 2005, which severance would have been payable over the subsequent 18 months; and

•	if upon or after a change in control of Metretek or Southern Flow either by us without cause or by Mr. Bernard for good reason, he would have received the same amounts as in the foregoing point, plus the continuation of life, health care and disability insurance for the subsequent 18 months at a company cost of $5,934, based upon 2006 rates without taking into effect any price increases.
     If Mr. Bernard’s employment had terminated on December 31, 2006, under the terms of his employment agreement as then in effect (before being amended and restated in April 2007), then Mr. Bernard would have received the following compensation for the following events of termination of employment (given that he had no accrued and unpaid salary or bonuses or unvested stock options on such date):
•	if by us for cause, then Mr. Bernard would not have received any post-employment compensation;

•	if due to his death or permanent disability, by Mr. Bernard voluntarily or by us without cause, then he would have received a severance under his employment agreement equal to $191,000, representing one time the sum of (a) $170,000, Mr. Bernard’s base salary in effect on that date, and (b) $21,000, representing the average annual bonus of Mr. Bernard in 2003, 2004 and 2005, which severance would have been payable over the subsequent 12 months; and

•	if upon or after a change in control of Metretek or Southern Flow either by us without cause or by Mr. Bernard for good reason, he would have received the same amounts as in the foregoing point, plus the continuation of life, health care and disability insurance for the subsequent 12months at a company cost of $3,947, based upon 2006 rates without taking into effect any price increases.
     Daniel J. Packard. Mr. Packard was not a party to any employment agreement or change in control agreement with us as of December 31, 2006 or as of the date of this proxy statement. However, Mr. Packard held 8,333 stock options that were unvested as of December 31, 2006, and under the terms of our 1998 Stock Incentive Plan under which those options were granted, all unvested stock options automatically vest upon a change in control. Accordingly, in the event of a change in control, Mr. Packard would have received compensation in the amount of $77,164 due to the vesting of Mr. Packard’s unvested stock options on December 31, 2006, based on the difference between $12.32, the closing stock price on December 29, 2006 (the last trading day of 2006) and $3.06, the exercise price of the stock options that would have vested on such date upon a change in control.
Equity Compensation Plan Information
     We have three equity incentive compensation plans that have been approved by our stockholders under which shares of our common stock have been authorized for issuance to our directors, officers, employees, advisors and consultants:
•	our 1991 Stock Option Plan;

•	our Directors’ Stock Option Plan; and

•	our 1998 Stock Incentive Plan.
     In addition, during the first half of 2006 we issued stock options to newly hired non-executive employees outside of any equity compensation plan that had been approved by our stockholders.
     The following table contains information about the shares of our common stock that may be issued upon the exercise of options, warrants and other rights that were outstanding under our existing equity compensation plans as of December 31, 2006:

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,955,344	$4.20	772,033

Equity compensation plans not approved by security holders	130,000	$10.68	0

Total	2,085,344	$4.61	772,033

(1)	Represents options to purchase shares of common stock granted under our 1991 Stock Option Plan, our Directors’ Stock Option Plan and our 1998 Stock Incentive Plan. We cannot grant any future options under our 1991 Stock Option Plan or our Directors’ Stock Option Plan.

DIRECTOR COMPENSATION
     The Compensation Committee periodically reviews the compensation of our directors and, from time to time, recommends to the full board changes to the compensation of our directors. We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. In setting the compensation for our directors, we consider the significant amount of time that directors spend fulfilling their duties to us, on both a board and committee level, as well as the skill-level required of members of the board. Directors are not subject to any minimum share ownership requirement.
Compensation Arrangements
     Directors who are also officers or employees of us or any of our subsidiaries do not receive any additional compensation for serving on the board of directors or its committees. All directors are reimbursed for their out-of-pocket costs of attending meetings of the board and its committees.
     During fiscal 2006, directors who were not also officers or employees of us or any of our subsidiaries, which we refer to as non-employee directors, received a monthly retainer of $3,000 for their service on the board. Effective December 11, 2006, non-employee directors also commenced receiving a fee of $1,500 for each committee meeting attended, provided that only one fee is paid per day regardless of how many committee meetings are attended that day.
     Non-employee directors also receive stock options under our 1998 Stock Incentive Plan. Each person who is first elected or appointed to serve as a non-employee director is automatically granted an option to purchase 5,000 shares of common stock. In addition, since June 2006, each non-employee director is automatically granted options to purchase 7,500 shares of common stock on the date of each annual meeting of stockholders. All annual options granted to non-employee directors:
•	are non-qualified stock options;

•	vest and become exercisable in three equal installments, one-third upon grant and one-third on the first and second anniversary of such grant;

•	are exercisable at a price equal to the fair market value of the common stock on the date of grant, based on the last sale price of the common stock as reported on the American Stock Exchange; and

•	have a term of ten years, subject to earlier termination in the event of the non-employee director’s death or the termination of service on the board, in which events the options remain exercisable for one year after a non-employee director dies and for that number of years after a non-employee director leaves the board of directors (for any reason other than death or removal for cause) equal to the number of full or partial years that the non-employee director served as a director, but not beyond the original ten year term of the option.
     Any other stock options granted to a director may contain different terms at the discretion of the board of directors, except that the exercise price must be equal to or greater than the last sale price of the common stock on the date of grant as reported on the American Stock Exchange.
     As of April 20, 2007, options to purchase 188,627 shares of common stock were outstanding to our non-employee directors, at exercise prices ranging from $1.50 to $17.38 per share. See the Director Compensation Table below.
     We do not provide any life insurance, disability, health care coverage, retirement or pension plans or benefits to our non-employee directors.

Director Compensation Table
     The following table contains a summary of the compensation we paid to our non-employee directors for fiscal 2006.
Director Compensation

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name(1)	($)	($)(2)	($)	($)
Basil M. Briggs	$39,000	$42,060	—	$81,060
Kevin P. Collins	39,000	42,060	—	81,060
Anthony D. Pell	39,000	42,060	—	81,060

(1)	W. Phillip Marcum, who served as our President and Chief Executive Officer until April 16, 2007, and A. Bradley Gabbard, who served as our Executive Vice President and Chief Financial Officer until April 16, 2007, are not included in this table because they were our employees during fiscal 2006 and received no separate or additional compensation for their services on the board of directors. The compensation received by Messrs. Marcum and Gabbard as our employees during fiscal 2006 is shown in the Summary Compensation Table elsewhere in this proxy statement.

(2)	On June 12, 2006, each director listed in this table was granted an award of options to purchase 7,500 shares of common stock, vesting in three equal annual installments commencing on the grant date, and the grant date fair value of this award was $11.22 per share, as computed in accordance with FAS 123(R). The amounts in this column reflect the proportionate amount of the total fair value of these awards recognized as compensation expense for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R). The grant date fair value of these awards, and the compensation expense for fiscal 2006 associated therewith, were calculated using the assumptions included in note 11, “Share-Based Compensation”, to our audited consolidated financial statements for fiscal 2006 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2007, excluding the impact of estimated forfeitures related to service-based vesting conditions.

The following table shows the number of shares of common stock that could be acquired upon the exercise of outstanding options held by the non-employee directors as of December 31, 2006. The options held by Messrs. Marcum and Gabbard as of December 31, 2006 are shown in the Outstanding Equity Awards at Fiscal Year-End Table elsewhere in this proxy statement.

Options Outstanding on
Name	December 31, 2006(a)
Basil M. Briggs	10,686
Kevin P. Collins	89,526
Anthony D. Pell	88,415

(a)	All options were fully vested as of December 31, 2006, except, with respect to each director, (i) options to purchase 2,500 shares of common stock that vest on June 12, 2007, and (ii) options to purchase 2,500 shares that vest on June 12, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We have adopted a formal written policy regarding the review and approval of related person transactions. Under this policy, our audit committee, all the members of which are independent directors, must review any material transaction in which we are a participant and a related person has a material interest. The audit committee may approve the related person transaction if it determines that the transaction is on terms that are comparable to, or no less favorable to us than, terms that could be obtained from unaffiliated persons, and that the transaction is in or not inconsistent with the best interests of us and our stockholders. For purposes of this policy, related persons include our directors and officers and their immediate family members, 5% stockholders and any firms, corporations or other entities in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     Jonathan Hinton, who is employed by PowerSecure as a Senior Vice President, is the son of Sidney Hinton, who is the President and Chief Executive Officer of PowerSecure and since April 16, 2007 has been our President and Chief Executive Officer. During fiscal 2006, Jonathan Hinton earned a salary of $107,500 and commissions of $372,558 for services rendered during fiscal 2006. In addition, in late 2006 Jonathan Hinton was granted options to purchase 25,000 shares of our common stock at an exercise price of $13.17 per share, the closing sale price of the common stock as reported in the American Stock Exchange on the date of grant, which options vest over a five year period, have a grant date fair value of $249,846 and for which we incurred no expense in fiscal 2006 in accordance with FAS 123(R).
     In March 2006, we entered into a Securities Purchase Agreement with Sidney Hinton (258,000 shares), A. Bradley Gabbard (62,452 shares), Basil M. Briggs (35,000 shares) and Kevin P. Collins (35,000 shares), as selling stockholders, related to the private placement sale of shares of common stock to certain institutional investors. Under the Securities Purchase Agreement, the institutional investors purchased a total of 2,403,000 shares of common stock, 2,012,548 shares from us and 390,452 shares from the selling officers and directors, for a purchase price of $14.00 per share. The purchasers included institutional investors who were, or were affiliated with entities that were, holders of more than 5% of our outstanding common stock, including The October Fund, Limited Partnership (250,000 shares), which is an affiliate of DDJ Capital Management, and four affiliates of Gruber & McBaine Capital Management (200,000 shares). All shares were sold by us and the selling stockholders to the purchasers at the same purchase price. In addition, in March 2006, we entered into a Registration Rights Agreement with these institutional investors, pursuant to which we registered the public resale of all shares of common stock sold in the private placement by filing a registration statement with the SEC and agreed to keep the registration statement effective until the earliest of the following: (i) five years after the registration statement becomes effective; (ii) such time as all such shares have been publicly resold; or (iii) such time as all such shares may be sold under Rule 144(k) under the Securities Act of 1933.
     We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify such persons against certain liabilities that may arise against them by reason of their status or service as our officers or directors, to the fullest extent permitted by Delaware law, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We maintain insurance policies covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against the officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions, up to policy limits.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
     The Audit Committee of the board of directors has appointed Hein & Associates LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Hein has served as our independent registered public accounting firm since 2004.
     Stockholder ratification of the appointment of Hein as our independent registered public accounting firm is not required by our by-laws or any other applicable legal requirement. However, the Audit Committee is submitting the appointment of Hein to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment of Hein, then the Audit Committee will reconsider the appointment. Even if the appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for fiscal 2007 at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
     One or more representatives of Hein are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
     The aggregate fees for professional services rendered to us by Hein in fiscal 2005 and fiscal 2006 were as follows:

	Fees
	2006	2005
Audit Fees (1)	$293,000	$120,000
Audit-Related Fees (2)	24,500	23,192
Tax Fees (3)	40,040	22,800
All Other Fees	—	—

Total	$357,540	$165,992

(1)	“Audit Fees” represents fees billed for professional services rendered for the audit of our consolidated annual financial statements, the audit of our internal controls over financial reporting, and the review of our consolidated interim financial statements included in our Quarterly Reports on Form 10-Q.

(2)	“Audit-Related Fees” represents fees billed for professional services rendered for the audit of our 401(k) plan and the audit of Marcum Midstream 1995-2 Business Trust, an unconsolidated affiliate.

(3)	“Tax Fees” represents fees billed for professional services rendered by Hein for tax compliance, tax advice and tax planning.
     The Audit Committee has determined that the provision of non-audit services by Hein in fiscal 2005 and 2006 was compatible with maintaining their independence.
Audit Committee Pre-Approval Policy
     The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee may delegate this pre-approval authority to one or more of its members. Any such members must report any decisions to the Audit Committee at the next scheduled meeting. In accordance with this pre-approval policy, all professional services provided by Hein as our independent registered public accounting firm during fiscal 2006 were pre-approved by the Audit Committee.
Vote Required
     The affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the annual meeting is required to ratify the appointment by the Audit Committee of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
Recommendation
     The Audit Committee and the board of directors recommend that stockholders vote FOR the ratification of the appointment of Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Proxy cards signed and timely returned to us will be so voted, unless contrary instructions are specified thereon.

AUDIT COMMITTEE REPORT
     The Audit Committee of the board of directors consists of three members of the board, each of whom is independent under our standards of director independence and the current listing standards of the American Stock Exchange. The Audit Committee operates under a formal written charter, which was amended and restated by the board of directors on March 20, 2006. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
     Our management is responsible for the preparation, presentation and integrity of our financial statements and for establishing and maintaining the integrity of our accounting and financial reporting processes, including our system of internal control over financial reporting, the audit process and the process for monitoring compliance with laws and regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion and issuing a report as to the conformity of such financial statements with generally accepted accounting principles, as well as for expressing an opinion on management’s assessment of the effectiveness of our internal control over financial reporting and issuing a report on the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to assist the board of directors in fulfilling its responsibilities to monitor and oversee the quality and integrity of these financial reporting processes. Additionally, the Audit Committee has the sole authority to appoint, retain, fix the compensation of, and oversee our independent registered public accounting firm and to grant the prior approval of the nature and scope of and the fee arrangements for audit and permitted non-audit services by our independent registered public accounting firm.
     In discharging its oversight responsibilities, the Audit Committee reviewed, and met and held discussions with management and with Hein & Associates LLP, our independent registered public accounting firm, regarding, our audited consolidated financial statements for the fiscal year ended December 31, 2006. The Audit Committee also discussed with Hein the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Statement on Auditing Standards No. 90, Audit Committee Communications, each as modified or supplemented. The Audit Committee met with Hein, with and without management present, to discuss and review the results of their examination of our financial statements and the overall quality, not just the acceptability, of our financial reports and accounting principles. The Audit Committee also considered and discussed with management and Hein other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
     In addition, the Audit Committee received from Hein the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented. The Audit Committee has discussed with Hein their independence from us and our management and has considered the compatibility of non-audit services performed by Hein with their independence.
     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.
     In addition, the Audit Committee has appointed Hein as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and recommends that stockholders ratify that appointment.
     The members of the Audit Committee are not professional accountants or members of a registered public accounting firm, and, as specified in its charter, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. In discharging its duties, the Audit Committee has relied on (i) management’s representation that our annual consolidated financial statements were prepared with integrity and objectivity and in accordance with generally accepted accounting principles, and (ii) the report of our independent registered public accounting firm with respect to such financial statements.
Audit Committee
Anthony D. Pell, Chairman
Basil M. Briggs
Kevin P. Collins

INCORPORATION BY REFERENCE
     To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or incorporated into any other filing that we make with the SEC.
ANNUAL REPORT
     Our 2006 Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and includes our audited consolidated financial statements for the fiscal year ended December 31, 2006, accompanies this proxy statement but is not a part of this proxy statement or our proxy solicitation materials. We will provide, without charge, additional copies of our 2006 Annual Report to any stockholder upon receipt of a written request, addressed to Metretek Technologies, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Corporate Secretary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5, and to furnish us with copies of all such reports that they file. Based solely upon our review of the copies of such forms received by us, we believe that, during fiscal 2006, all reports required by Section 16(a) to be filed by such persons were timely filed, except that one report of one stock option exercise was inadvertently filed late by Mr. Pell and one report of two transactions was inadvertently filed late by Mr. Packard.
STOCKHOLDER PROPOSALS
     Stockholders may submit proposals, including director nominations, for consideration at future stockholder meetings, if they comply with the requirements of federal and state laws and regulations and our amended and restated by-laws, which are summarized below.
Proposals to be Included in our Proxy Materials
     In order to be considered for inclusion in our proxy materials for the 2008 annual meeting of stockholders, stockholder proposals must be received by us at our principal executive offices on or before December 27, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2008 annual meeting.
Other Proposals and Nominations
     Our by-laws establish advance notice procedures that stockholders must follow in order to nominate directors or to bring other business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8. These advance notice procedures require that, among other things, notice of a director nomination or other business must be submitted in writing to and received by our Secretary not less than 45 days nor more than 150 days prior to the anniversary of the date on which we first mailed our proxy materials for the prior annual meeting, unless the date of the annual meeting is changed by more than 30 days from the anniversary of the date of the prior annual meeting. For director nominations or other business to be properly brought before the 2008 annual meeting, a stockholder must deliver written notice to our Secretary no sooner than November 30, 2007 and no later than March 13, 2008. However, if the date of the 2008 annual meeting is changed by more than 30 days from the date of the 2007 annual meeting, then the notice must be received not later than the later of 75 days before the date of the 2008 annual meeting or 10 days following the date on which public announcement of the date of the 2008 annual meeting is first made.
     The notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder proposing such matters, including the name, address, number of shares beneficially owned and any material interest of the stockholder making the proposal. Notice of a director nomination must include information on various matters regarding the nominee, including the nominee’s name, age, business and residence addresses, principal occupation and security holdings and any arrangements between the stockholder and the nominee. Notice of other business must include a description of the proposed business, the reasons for the business and other specified matters. A copy of the relevant provisions of our by-laws may be obtained by a stockholder, without charge, upon written request to us.
Notice and Other Information
     All notices of nominations and proposals by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:
Metretek Technologies, Inc.
1609 Heritage Commerce Court
Wake Forest, NC 27587
Attention: Corporate Secretary
     Any stockholder proposal must also comply with all other applicable provisions of our second restated certificate of incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the board of directors for the 2008 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.
OTHER MATTERS
     As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the annual meeting. However, if any other matters are properly presented at the annual meeting, the persons appointed as proxies in the accompanying proxy card will have the discretionary authority to vote the shares represented by the proxy card in accordance with their best judgment.
By Order of the Board of Directors
Gary J. Zuiderveen
Vice President, Chief Financial Officer,
Principal Accounting Officer and Secretary
April 27, 2007
Wake Forest, North Carolina

APPENDIX A
METRETEK TECHNOLOGIES, INC.
Standards of Director Independence
Adopted April 25, 2005
     The Board of Directors (the “Board”) of Metretek Technologies, Inc., a Delaware corporation (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, has adopted these Standards of Director Independence in order to assist it in making determinations of the independence of its directors.
     1. No Material Relationships with the Company. A director will only be deemed to be “independent” if the Board affirmatively determines that the director has no direct or indirect material relationship with the Company (other than in his capacity as a director). In making such determinations, the Board will broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.
     2. Disqualifying Relationships. In order to assist the Board in determining director independence, a director will not be considered independent if he has any of these relationships:
          (a) Employee. The director is or has been an employee, or has an immediate family member who is or has been an executive officer, of the Company at any time during the past three years.
          (b) Receiving Payments Other than Directors Fees. The director or an immediate family member of the director has received more than $60,000 in direct compensation from the Company during any 12-month period within the past three years, other than director and committee fees.
          (c) Affiliation with Company’s Current Auditor.
               (i) The director or an immediate family member of the director is a current partner of a firm that is the Company’s current independent registered public accounting firm (the “Current Auditor”).
               (ii) The director is a current employee of a firm that is the Company’s Current Auditor.
               (iii) An immediate family member of the director is a current employee of the Company’s Current Auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning).
               (iv) The director or an immediate family member of the director was within the past three years, but is no longer, a partner or employee of a firm that is the Company’s Current Auditor and personally worked on the Company’s audit within that time.
          (d) Compensation Committee Interlock. The director or an immediate family member of the director is, or has been within the past three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
          (e) Business Relationships. The director or an immediate family member of the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of an organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $200,000 or 5% of such other organization’s consolidated gross revenues for that year (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs).
          (f) Indebtedness. The director is an executive officer, partner, member or significant equity holder of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such other company.

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          (g) Charitable Relationships. Within the past three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company that exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year.
     3. Additional Independence Standards for Members of the Audit Committee. In addition to being determined by the Board to be independent under the standards described in Sections 1 and 2 above, directors who serve on the Audit Committee of the Board must, unless otherwise permitted in the Audit Committee’s Charter, satisfy the following additional standards:
          (a) A member of the audit Committee cannot accept or receive directly or indirectly any consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than (i) in his capacity as a member of the Board or a committee of the Board, or (ii) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior services with the Company (provided that such compensation is not contingent in any way on continued service with the Company).
          (b) A member of the Audit Committee cannot be an affiliated person of the Company or any of its subsidiaries.
     4. Application of Standards. For purposes of applying the above Standards of Director Independence:
          (a) An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated.
          (b) Compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under Section 2(b) above.
          (c) In applying the test under Section 2(e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member.
          (d) A “significant equity holder” of a company will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. A “company” refers to any corporation, partnership, limited liability company, trust or other entity or organization.
          (e) An “affiliated person” of the Company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.
1. To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified.

		For	Withhold	+
	01 - Basil M. Briggs	☐	☐

	02 - Sidney Hinton	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2.	To ratify the appointment of Hein & Associates LLP as Metretek’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐	3.	In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

C	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Please check this box if you are planning to attend the Annual Meeting of Stockholders.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■		C 1234567890 1 U P X	J N T 0 1 3 4 5 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>	00Q5AB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — METRETEK TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 11, 2007

The undersigned stockholder of Metretek Technologies, Inc. hereby appoints Sidney Hinton and Gary J. Zuiderveen, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of Metretek that the undersigned is entitled to vote, at the 2007 Annual Meeting of Stockholders of Metretek called to be held on Monday, June 11, 2007, at 9:00 a.m. at The Warwick Hotel, 1776 Grant Street, Denver, Colorado, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Items 1 and 2 and in accordance with the discretion of the proxies upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Items to be voted appear on reverse side.)